UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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Booking Holdings Inc.

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THURSDAY

JUNE 7, 2018

10:00 AM ET

The Nasdaq MarketSite

4 Times Square

New York, NY 10036

Notice of Annual
Stockholders’ Meeting
and Proxy Statement

To the stockholders of Booking Holdings Inc.,

I am pleased to share that we had another strong year in 2017, driving solid top and bottom line results while progressing on our strategy to advance from scaled e-commerce to connected scaled experience. During 2017, our core business – which connects travelers to the widest selection of places to stay through digital technology in more than 220 countries and territories worldwide and through more than 40 languages – increased gross bookings by 19%. This strong growth rate was driven by increased product supply for consumers, investments in technology to deepen customer loyalty and ultimately the value we deliver for our partners, and continued expansion into key emerging markets.

Our customers come to us because we have the most robust digital storefronts, offering more accommodations than any single competitor in our space. We ended the year with more than 27 million reported listings in everything from hotels to homes, apartments and other unique places to stay. Our business is a two-sided marketplace and the more demand we attract, the more valuable our platform is to both our current supply partners and our future potential supply partners.

However, adding supply in our core business is only one of numerous factors that contributed to growth last year. We have made significant investments in technology and have worked to expand our team of world-class data scientists, developers and engineers so we can continue to add value to the global travel ecosystem. We are a technology company at our core. Our role in this global travel ecosystem is to build the technology that helps take the friction out of travel. Today this technology enables anyone, anywhere, to look for a place to stay throughout the world on a 3-inch phone screen in the palm of your hand (in almost any language), on one website or app and book it with a swipe and a click. However, we believe that tomorrow’s traveler should be able to book an entire vacation through voice activation, or skip the check-in line at a hotel or the key exchange for an apartment and unlock the door using one’s mobile phone. Tomorrow’s traveler shouldn’t have to spend days or weeks planning what to do on their trip, or wait on hold to speak with customer service when an artificial-intelligence driven messaging bot will be so much easier. Tomorrow’s traveler shouldn’t be asked to re-enter basic personal profile data over and over again, many times to the same travel supplier. Tomorrow’s traveler preferences should be known and acted upon wherever the traveler is staying. In sum, tomorrow’s traveler should benefit from all the technological improvements that are already available but not yet implemented at scale.

Technology will make all of this possible and the onus is on us to build it faster, connect it faster, and make it better than anyone else. We are in very early days, but that’s why KAYAK and OpenTable introduced voice search integrations with Amazon’s Alexa this year. It’s why Booking.com built a proprietary machine learning system in-house which is now powering its chat bot interface, which is already today able to respond to 50% of customer enquiries automatically. It is why our ground transportation unit is working on enabling customers to avoid the rental car desk and go directly to the car or suggest to the customer that there is an alternative way to get somewhere that is faster or cheaper or both. We are investing significantly in the people, businesses and Artificial Intelligence platforms that will improve and accelerate the global travel ecosystem.

These technology innovations are also helping us grow our core business in key markets like the United States, where our largest brand still has low market share, and China where people are showing an immense appetite to travel far beyond their borders. In many emerging markets, particularly in Southeast Asia, app or chat-based e-commerce trends are accelerating a need to develop many of these new technologies quickly so we can meet the needs and expectations of our customers and grow our business.

While we are already a global company, I recognize the importance of continuing to invest around the world to continue to grow the core business for years to come. So while investments in technology and people helped us grow in 2017, so did commercial partnerships such as Booking.com’s continued relationship with Ctrip, and Agoda’s investment and new relationship with Meituan.

Looking beyond our core business of accommodations, as we continue to work to become a leader in the global experience marketplace, we made a number of significant strides in 2017. This began with a push to ensure we are offering our services everywhere. We acquired Momondo to help scale KAYAK’s metasearch business in Europe. OpenTable kicked off further international expansion efforts including tests in several European cities. Agoda and Priceline expanded shared offerings between their platforms to better globalize both brands’ reach.

However, our vision to become a leader in experiences needs to go far beyond globalizing what we offer today. We need our technology to help customers with every stage of their journey – not just the accommodation booking, but also what they do when they get to their destination. Our progress on this front began with the launch of local experiences and attractions on Booking.com, where customers can buy museum or show tickets on their phone and scan a QR code for entry. Booking Experiences is now live in over 40 cities worldwide. We also integrated our Rentalcars.com brand into Booking.com on January 1, 2018 to leverage Booking’s scale to bring ground transportation – whether it’s a car rental, car service or eventually on-demand travel – to travelers all over the world.

Another major focus in 2017 in the experience marketplace was our accelerated push into homes, apartments and other unique places to stay. A few years ago, we began to observe a shift in consumer preference for accommodations going beyond the traditional hotel. We quickly began working to make it possible for people to list their homes on Booking.com. We made investments in the software tools to make it easier for more people to list their homes and apartments in jurisdictions that allow it. Today Booking.com has more than five million reported listings in homes, apartments and other non-traditional places to stay, and we believe this area of our business will continue to be a growth pillar for years to come. In fact, the number of Booking.com’s reported listings in this category grew 27 percent in 2017 compared to the previous year, growing faster than traditional hotel options.

As I look ahead, I am energized by the immense opportunity that exists in front of us. A recent Deloitte study revealed that “global travel industry gross bookings reached $1.6 trillion in 2017, making it one of the largest and fastest growing sectors in the world,” with it accounting for 10.2% of the global GDP. There are millions of new travelers in both emerging and developed countries, eager to explore and experience the world. It is our job to create the technology to transform this latent demand into actual trips, but it is also my job to ensure we do this responsibly and with focus.

The constant pressure to weigh short-term profits versus long-term investments is a hard balance for many companies. Large companies that manage to prosper decade after decade are those that are relentless about investing, changing and evolving. Focusing solely on the competition of today, without a vision of tomorrow and true commitment to evolve accordingly, will ultimately lead to the collapse of a business. I have been with Booking Holdings for 18 years, and I am continuously balancing our business to try to ensure that we meet our short-term financial objectives while investing the right amount of capital to increase our long-term customer value proposition and ensure the future success and health of our company.

Furthermore, I know that we have a responsibility to not only perform well for our customers and partners but to do so in a way that we, the people of Booking Holdings, can be proud. We value our customers’ privacy and know how important it is to protect it. We know that we have to hold ourselves to the highest ethical standards. Above all, we believe that doing business the right way is the only way to have long-term success.

I will close this letter by reiterating how important our mission is in today’s world. I truly believe that we play one part of a bigger connected global effort to bring down some of the barriers that seemed to have grown higher in 2017. Too many conversations and headlines last year revolved around fear – fear of cultures that don’t embody our own, fear of beliefs that don’t align with ours, fear of people seeking refuge. Our mission isn’t to help people travel the world – it’s to help people experience the world. Experiencing the world is more than just booking a flight and checking into your hotel room – it is about exploring, learning and familiarizing oneself with one’s surroundings. As someone who has been traveling around the world for almost four decades now, I know how much travel enhances life. I am so often asked: “where do you see the future of travel headed?” My answer is it is going to keep getting better, and that is a good thing for the world.

As we close one year and look to the next, I want to thank our Board of Directors and our global team of more than 23,000 employees from across the world that are incredibly passionate about what we do. We simply wouldn’t be where we are today without their drive, creativity and relentless effort.

Sincerely,

Glenn D. Fogel
President and Chief Executive Officer

April 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Booking Holdings Inc. to be held at 10:00 a.m. Eastern Time on Thursday, June 7, 2018 at the Nasdaq MarketSite, 4 Times Square, New York, New York 10036.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about Booking Holdings in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by using the internet as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted by telephone or by internet, by following the instructions included in the proxy statement. All stockholders who attend the meeting will be required to present valid picture identification, such as a driver’s license or a passport. We hope you are able to join us on June 7.

Sincerely,

Jeffery H. Boyd

Executive Chairman of the Board

April 25, 2018

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by calling the toll-free telephone number or by using the internet as described in the instructions included with your proxy card. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which case the signed and mailed proxy or prior vote by telephone or internet will be revoked. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

Booking Holdings Inc.
800 Connecticut Avenue
Norwalk, Connecticut 06854

Notice of Annual Meeting of Stockholders

Thursday, June 7, 2018

10:00 a.m. Eastern Time

To the stockholders of Booking Holdings Inc. (the “Company”):

The Company hereby notifies you that its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, June 7, 2018 at 10:00 a.m. Eastern Time at the Nasdaq MarketSite, 4 Times Square, New York, New York 10036 for the following purposes:

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To elect thirteen directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

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To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;

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To approve on an advisory basis the 2017 compensation paid by the Company to its named executive officers;

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To approve amendments to the Company’s 1999 Omnibus Plan, including an amendment to place an annual limit on non-employee director compensation;

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To consider and vote upon a non-binding stockholder proposal requesting that the Company adopt a policy that the Chairperson of the Board must be an independent director; and

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To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the proxy statement accompanying this notice.

The Board of Directors fixed the close of business on April 12, 2018 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

April 25, 2018

By Order of the Board of Directors

Peter J. Millones

Executive Vice President and General Counsel

Norwalk, Connecticut

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the internet as described in the instructions included with your proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Company Highlights and Proxy Statement Summary

To assist you in reviewing our 2017 performance, we would like to call your attention to the following information, including key elements of our proxy statement and Annual Report on Form 10-K. The following description is only a summary. Before voting and for more complete information about these topics, please review our Annual Report on Form 10-K for the year ended December 31, 2017 and the complete proxy statement.

Company Highlights - Performance

From an operating and financial perspective, 2017 was another strong year for Booking Holdings Inc. (the “Company,” “Booking Holdings,” “we,” “our” or “us”). We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of $100.4 billion (as of March 31, 2018) and a 2017 operating margin of 36.5% as a percentage of gross profit. During 2017, Booking.com, our largest business, added over 470,000 accommodations to its reservation services, including over 410,000 homes, apartments and other unique places to stay, and, as of March 31, 2018, had approximately 1,740,000 directly bookable hotels and other places to stay available through its websites and mobile offerings representing more than 28.2 million reported listings (units potentially available for booking as reported to us by the property). Based on room nights booked, which grew 20.9% in 2017 to more than 673 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve both strong growth and industry-leading profitability over many years. We achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 19%, gross profit growth of 20.5% (19% on a constant currency basis (i.e., using 2016 exchange rates)) and adjusted EBITDA growth of 18%.

From a multi-year perspective, we have achieved significant growth, with a 74% increase in gross bookings, an 80% increase in gross profit, a 22% increase in net income, and a 62% increase in adjusted EBITDA over the 2015-2017 three-year period as compared to the 2012-2014 three-year period. Over the three-year period from 2015 to 2017, we had gross travel bookings of $204.8 billion, we earned $7.0 billion of net income and $12.5 billion of adjusted EBITDA, and we generated $11.8 billion of cash from operating activities (see Appendix A to this proxy statement for a reconciliation of adjusted EBITDA to U.S. GAAP net income). The below charts show the compound annual growth rates of key metrics over the past five years.

BOOKING HOLDINGS INC. - 2018 Proxy Statement    8

Company Highlights - Stockholder Return

Our strong operating and financial performance has resulted in significant returns to stockholders. Our stock price increased from $1,140.21 on December 31, 2014 to $1,737.74 on December 29, 2017, representing a 52.4% increase over that three-year period. Through the repurchase of shares of our common stock, we returned approximately $1.8 billion to stockholders in 2017 and approximately $6.0 billion over the 2015-2017 three-year period, representing 51% of the cash generated by operating activities during that three-year period.

Company Highlights - Corporate Governance and Board Composition

We strive to maintain strong corporate governance practices that are both stockholder friendly and designed to protect and grow long-term stockholder value. Management regularly engages with our largest stockholders and encourages all stockholders to contact us about any concerns they have. Our corporate governance practices include:

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Lead Independent Director;

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Majority voting in director elections;

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Stockholder-approved proxy access;

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Annual director elections (i.e., no classified board);

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No super-majority voting provisions;

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Stock ownership guidelines for directors and executive officers;

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Stockholders can call special meetings;

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No poison pill/rights plan;

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Annual “say-on-pay” vote;

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No hedging or pledging of stock by directors or executive officers;

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Disclosure of director and executive officer 10b5-1 Plans; and

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9 of 12 current directors are independent.

In addition, our Board of Directors (the “Board”) exhibits a strong mix of desired attributes, including business experience, tenure, age, gender and independence. Six of our current directors have joined our Board since January 2013, including four independent directors, and we have two new independent nominees up for election to the Board at the Annual Meeting. Two members of our Audit Committee have been designated as “audit committee financial experts.”

Company Highlights - Executive Compensation

We believe strongly in pay for performance. As a result, we design our compensation programs so that we must achieve outstanding performance for our executive officers to achieve above-market compensation, including through the combination of below-market salaries and the potential for a high level of variable, “at risk” performance-driven compensation. We believe that we have developed a highly effective compensation program that has resulted in strong performance for many years. The program is substantially performance based, combines short-term and long-term elements and is based on a metric that promotes both stockholder value creation and short-term and long-term executive accountability. We use adjusted EBITDA as the basis for calculating “Compensation EBITDA,” which is the primary measure for evaluating our performance and for determining performance-based compensation for our senior executives, because, among other reasons, we believe that adjusted EBITDA represents the performance of our core business and our ability to create value for stockholders. See Compensation Discussion and Analysis beginning on page 34 for more information about our compensation programs and philosophy, as well as an explanation of how we calculate “Compensation EBITDA.”

BOOKING HOLDINGS INC. - 2018 Proxy Statement    9

We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive compensation program.	✘ Permit hedging or pledging of our stock by our directors or executive officers.
✔ Cap the bonus pool from which senior executives’ individual cash bonuses are paid.

Annual Meeting Information Summary

Time and Date: 10:00 a.m., local (Eastern) time, on Thursday, June 7, 2018.	Location: The Nasdaq MarketSite, 4 Times Square, New York, New York 10036. For more information about entry into the meeting, see How to Attend the Annual Meeting on page 85.	Record Date: April 12, 2018.

Voting Procedures:

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the internet as described in the instructions included with your proxy card. Even if you have submitted your proxy card, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

BOOKING HOLDINGS INC. - 2018 Proxy Statement    10

Voting Matters:

The following proposals will be voted upon at the Annual Meeting and are described in more detail in this proxy statement. Our Board recommends that you vote as follows on each such proposal:

Proposals	Board Vote Recommendation	More Information
Election of Directors (Proposal 1)	The Board of Directors recommends that you vote FOR each of the Board of Directors’ nominees.	Page 14
Ratification of Independent Auditor (Proposal 2)	The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	Page 69
Advisory Vote to Approve 2017 Executive Compensation (Proposal 3)	The Board of Directors recommends that you vote FOR the approval on an advisory basis of our 2017 executive compensation.	Page 73
Vote to Approve Amendments to the Company’s 1999 Omnibus Plan (Proposal 4)	The Board of Directors recommends that you vote FOR approval of the amendments to our 1999 Omnibus Plan.	Page 74
Stockholder Proposal requesting that the Company adopt a policy that the Chairperson of the Board must be an independent director (Proposal 5)	The Board of Directors recommends that you vote AGAINST the non-binding stockholder proposal requesting adoption of an independent chairperson policy.	Page 80

BOOKING HOLDINGS INC. - 2018 Proxy Statement    11

Table of Contents

COMPANY HIGHLIGHTS AND PROXY STATEMENT SUMMARY	8
PROPOSAL 1 - ELECTION OF DIRECTORS	14
Nominees for Election as Directors	16
Retiring Director	20
Executive Officers	20
CORPORATE GOVERNANCE AND BOARD MATTERS	21
The Board of Directors	21
Strategic Framework and The Board’s Role in Company Strategy	21
Corporate Governance	21
Committees of the Board of Directors	26
Leadership Structure	28
Board’s Oversight of Risk	28
DIVERSITY AND INCLUSION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
COMPENSATION DISCUSSION AND ANALYSIS	34
Summary Information	34
Executive Compensation Program Philosophy and Objectives	37
Benchmarking and Target Compensation	38
Measuring Performance – Compensation EBITDA	39
Components of Executive Compensation in 2017	40
Key Governance Matters	48
Compensation Committee Report	50
COMPENSATION OF NAMED EXECUTIVE OFFICERS	51
Summary Compensation Table	51
Grants of Plan-Based Awards Table	53
Outstanding Equity Awards at 2017 Fiscal Year-End Table	54
Option Exercises and Stock Vested Table	55
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	56
POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION	60
2017 CEO PAY RATIO	63
EQUITY COMPENSATION PLAN INFORMATION	64
2017 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS	65

BOOKING HOLDINGS INC. - 2018 Proxy Statement    12

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	68
Review and Approval or Ratification of Related Person Transactions	68
PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	69
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	70
AUDITOR INDEPENDENCE	72
PROPOSAL 3 - ADVISORY VOTE TO APPROVE 2017 EXECUTIVE COMPENSATION	73
PROPOSAL 4 - AMENDMENTS TO THE BOOKING HOLDINGS INC. 1999 OMNIBUS PLAN	74
Summary of Material Terms of the Booking Holdings Inc. 1999 Omnibus Plan	75
Benefits to Named Executive Officers and Others	79
PROPOSAL 5 - STOCKHOLDER PROPOSAL – INDEPENDENT BOARD CHAIRMAN	80
2019 STOCKHOLDER PROPOSALS	82
OTHER MATTERS	82
ANNUAL MEETING INFORMATION	83
Voting Rights and Outstanding Shares; Approval	83
Revocability of Proxies	84
Solicitation	84
How to Attend the Annual Meeting	85
APPENDIX A - UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION	86
Non-GAAP Financial Measures	87
APPENDIX B - FORM OF PROXY CARD	88
APPENDIX C - BOOKING HOLDINGS INC. 1999 OMNIBUS PLAN (AS AMENDED AND RESTATED EFFECTIVE JUNE 7, 2018)	90

BOOKING HOLDINGS INC. - 2018 Proxy Statement    13

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PROPOSAL 1	ELECTION OF DIRECTORS

The Board currently consists of twelve directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. After years of dedicated service on the Board and on the Audit Committee, Jan L. Docter, a current member of the Board, is retiring from the Board effective as of the Annual Meeting and is therefore not standing for re-election. In addition, the Company has nominated two new director nominees, Mirian Graddick-Weir and Nicholas J. Read. As a result, in accordance with our By-Laws and effective as of the Annual Meeting, the Board has fixed the number of directors constituting the entire Board at thirteen such that after the Annual Meeting the Board will be comprised of thirteen directors with no vacancies. The Board has proposed that the following thirteen nominees, each of whom is a current director (other than Ms. Graddick-Weir and Mr. Read), be elected to the Board at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified: Timothy M. Armstrong, Jeffery H. Boyd, Jeffrey E. Epstein, Glenn D. Fogel, Mirian Graddick-Weir, James M. Guyette, Robert J. Mylod, Jr., Charles H. Noski, Nancy B. Peretsman, Nicholas J. Read, Thomas E. Rothman, Craig W. Rydin and Lynn M. Vojvodich. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. The proxies solicited by this proxy statement may not be voted for more than thirteen nominees.

With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote. Holders of common stock may not cumulate their votes in the election of directors.

Although the Board anticipates that the thirteen nominees will be available to serve as directors on our Board, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board. If elected at the Annual Meeting, each of the nominees would serve a one-year term until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The Board of Directors recommends a vote FOR each of the Board’s nominees.

Director Qualifications

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to the global nature of our operations and our long-term strategy. In particular, our long-term strategy includes continuing to grow our businesses on a global scale. As a result, the Board and the Nominating and Corporate Governance Committee believe that, in light of our businesses, strategy and structure, the following are key areas of experience, qualifications and skills that should be represented on the Board:

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Leadership experience. The Board believes that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide us and the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

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Finance experience. The Board believes that an understanding of finance, financial statements and financial reporting processes is important for our directors. We generally measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.

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Global experience. Our future success depends, in part, on our ability to continue to grow our businesses outside the United States. In 2017, approximately 89% of our consolidated gross profit was generated by our international businesses. As a result, the Board believes it is important that it include directors with a global business perspective and significant international business experience.

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Human Resources experience. As our business continues to grow and the number, locations and diversity of our employees continues to grow, the Board believes that directors with human resources (including people and culture) experience is increasingly important to our success.

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Internet/E-Commerce experience. The Board seeks to have directors with experience in internet or e-commerce businesses because it believes that having directors experienced in the industries in which we operate is important for our success and the Board’s ability to oversee management.

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Sales and Marketing experience. The Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management as our

BOOKING HOLDINGS INC. - 2018 Proxy Statement    14

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business is highly dependent on effective marketing, including brand and performance advertising.

•

Travel Industry experience. The Board believes that having directors with insight into the travel industry and related industries is important to help the Board evaluate our strategy and oversee management.

The foregoing areas of experience, qualifications and skills that were particularly identified with each nominee by the Nominating and Corporate Governance Committee and the Board when considering the re-nomination of the current directors and the nomination of Ms. Graddick-Weir and Mr. Read are summarized in the following chart and described more fully in each nominee’s biography set forth below.

	Leadership	Finance	Global Business	Human Resources	Internet / E-Commerce	Sales and Marketing	Travel
Timothy M. Armstrong	✔		✔		✔	✔
Jeffery H. Boyd	✔		✔		✔	✔	✔
Jeffrey E. Epstein	✔	✔	✔		✔
Glenn D. Fogel	✔		✔		✔		✔
Mirian Graddick-Weir			✔	✔
James M. Guyette	✔		✔			✔	✔
Robert J. Mylod, Jr.	✔	✔	✔		✔		✔
Charles H. Noski	✔	✔	✔
Nancy B. Peretsman		✔			✔
Nick Read	✔	✔	✔
Thomas E. Rothman	✔	✔	✔			✔
Craig W. Rydin	✔	✔	✔			✔
Lynn M. Vojvodich			✔		✔	✔

Director Tenure

The evaluation of director nominees, including each nominee’s independence from management, by the Nominating and Corporate Governance Committee and the Board also takes into account director tenure. Although re-nomination of incumbent directors is not automatic, the Nominating and Corporate Governance Committee believes that Board continuity facilitates effective and efficient leadership, risk management and oversight and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The Nominating and Corporate Governance Committee and the Board also believe that deliberate and planned Board refreshment is beneficial to the Board and our company, and we have been undergoing a refreshment process over the last few years. The Nominating and Corporate Governance Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium- and long-tenured directors, with the Board’s independent directors having an average tenure of 9.8 years (as of March 31, 2018), including the addition of four new independent directors since January 1, 2013. With the addition of Ms. Graddick-Weir and Mr. Read and the retirement of Mr. Docter, as well as the change in status of Mr. Mylod to that of an independent director (see below under Director Independence on page 22), in each case as of the Annual Meeting, we will have seven new independent directors since January 1, 2013 and an average tenure of our independent directors of 7.3 years.

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Nominees for Election as Directors

Set forth below is biographical information as of March 31, 2018 for each person nominated for election to the Board at the Annual Meeting.

Name	Age	Director Since	Committee Memberships	Independent
Timothy M. Armstrong	47	2013	• Compensation	✔
Jeffery H. Boyd (Executive Chairman)	61	2001
Jeffrey E. Epstein	61	2003	• Audit • Compensation	✔
Glenn D. Fogel	56	2017
Mirian Graddick-Weir	63	N/A		✔
James M. Guyette (Lead Independent Director)	72	2003	• Compensation • Nominating and Corporate Governance (Chair)	✔
Robert J. Mylod, Jr.	51	2017
Charles H. Noski	65	2015	• Audit (Chair)	✔
Nancy B. Peretsman	64	1999	• Nominating and Corporate Governance	✔
Nick Read	53	N/A		✔
Thomas E. Rothman	63	2013	• Nominating and Corporate Governance	✔
Craig W. Rydin	66	2005	• Audit • Compensation (Chair)	✔
Lynn M. Vojvodich	50	2016	• Nominating and Corporate Governance	✔

Timothy M. Armstrong

Since June 2017, Mr. Armstrong has served as Chief Executive Officer of Oath Inc., a Verizon owned company, which owns over 50 media brands, including Yahoo! and AOL. Mr. Armstrong served as Chief Executive Officer of AOL from April 2009 until the formation of Oath. He also served as Chairman of the Board of AOL from April 2009 until Verizon acquired the company in June 2015. Prior to that, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Mr. Armstrong joined Google in 2000 as Vice President, Advertising Sales, in 2004 was promoted to Vice President, Advertising and Commerce and in 2007 was named President, Americas Operations and Senior Vice President. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong is a trustee of the Paley Center for Media, the New York Regional Board of Teach For America, the Waterside School and the U.S. Olympic & Paralympic Foundation. He is a Chair Emeritus of the Ad Council and Chairman of the IAB Education Foundation, both of which are non-profit organizations.

Director Qualifications:

•

Leadership, Internet/E-Commerce, Global Business and Sales and Marketing experience - extensive experience, expertise and background in global internet businesses, sales and marketing and the interactive media industry gained from his positions as Chief Executive Officer of Oath and AOL and his former positions at Google and ABC/ESPN Internet Ventures; and his corporate leadership experience gained from his positions as Chief Executive Officer of Oath and AOL.

Jeffery H. Boyd, Executive Chairman

Mr. Boyd has served on our Board since October 2001, as the Chairman of our Board since January 2013, and as the Executive Chairman of our Board since January 2017. Mr. Boyd’s term as Executive Chairman ends upon the Annual Meeting, at which time Mr. Boyd will return to being non-executive Chairman of the Board. Mr. Boyd served as our Interim Chief Executive Officer and President from April 2016 to December 2016 and as our President and Chief Executive Officer from November 2002 until December 2013. Mr. Boyd was our President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002. He previously served as our Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Prior to joining us, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc. Mr. Boyd has been a member of the Board of Directors of The Home Depot since 2016, and serves on its Nominating and Corporate Governance Committee and its Finance Committee.

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Director Qualifications:

•

Leadership, Internet/E-Commerce, Travel, Global Business, and Sales and Marketing experience – extensive experience from his long and successful tenure as our President and Chief Executive Officer.

Jeffrey E. Epstein

Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. From August 2011 to May 2014 he also served as a Senior Advisor at Oak Hill Capital Partners, a private equity firm. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation from September 2008 to April 2011. Mr. Epstein has served as a member of the Board of Directors of Shutterstock, Inc., a global provider of licensed imagery, since April 2012 and serves as Chairman of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Since January 2013, Mr. Epstein has served as a member of the Board of Directors of Global Eagle Entertainment Inc., a provider of in-flight video, internet and other content to airlines and their passengers, and serves as a member of its Corporate Governance and Nominating Committee. Since July 2017, Mr. Epstein has served as a member of the Board of Directors of Twilio, whose technology enables better business communication through its web service APIs, and serves as Chair of its Audit Committee and as its Lead Independent Director. Mr. Epstein also serves as a member of the Board of Directors of Kaiser Permanente, a leading U.S. not-for-profit health care provider and health plan.

Director Qualifications:

•

Finance, Leadership, Internet/E-Commerce and Global Business experience - former chief financial officer of Oracle, the world’s largest enterprise software company; former senior executive at an internet advertising company; board member of internet companies.

Glenn D. Fogel – Chief Executive Officer and President

Mr. Fogel has served as our Chief Executive Officer and President since January 2017. Previously, he served as our Head of Worldwide Strategy and Planning from November 2010 to December 2016 and as our Executive Vice President, Corporate Development, from March 1, 2009 to December 2016. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

Director Qualifications:

•

Leadership, Internet/E-Commerce, Global Business and Travel experience - service as our President and Chief Executive Officer; and his previous service as our Head of Worldwide Strategy and Planning, responsible for global corporate strategy, worldwide mergers and acquisitions, business development initiatives and strategic alliances, helping lead us during a long period of sustained global growth; former investment banker focused on the air transportation industry.

Mirian Graddick-Weir

Dr. Mirian M. Graddick-Weir, Ph.D., has been Executive Vice President of Human Resources at Merck & Co., Inc. since 2008, where she leads human resources for one of the leading pharmaceutical companies in the world. Ms. Graddick-Weir served as Senior Vice President of Human Resources of Merck from September 2006 to January 2008. Prior to joining Merck, she served as an Executive Vice President of Human Resources and Employee Communications of AT&T from 2004 to 2006 and served as its Executive Vice President of Human Resources from 1999 to 2004. Ms. Graddick-Weir was responsible for the design, planning and administration of all Human Resources functions, including compensation, benefits, recruiting and training, for AT&T’s 47,000 employees. She joined AT&T in 1981. She has served on the board of directors of Yum! Brands, Inc. since January 2012 and serves on its Nominating and Corporate Governance Committee and its Management Planning and Development Committee.

Director Qualifications:

•

Global Business and Human Resources experience - served as a senior executive of two, large global businesses and on the board of directors of another; extensive experience in human resources through her positions at AT&T and Merck.

James M. Guyette

Mr. Guyette served as Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, from 1997 to 2015. Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President - Marketing and Planning for United Airlines, where he also held a number of other senior roles over nearly 30 years. Mr. Guyette served as a member of the Board of Directors of Rolls-Royce plc from 1997 until May 2015, and was Chairman of the Board of Directors of PrivateBancorp, Inc., where he served on the Board of Directors from 1989 until the company was sold in 2017.

Director Qualifications:

•

Leadership, Global Business, Sales and Marketing and Travel experience - served as chief executive officer of a leading multinational supplier to global aerospace, defense, marine and energy markets; director of two other public companies, including a multinational public company; approximately thirty years at one of the world’s largest airlines; former director of a global distribution system; extensive experience in sales and marketing from his positions at Rolls-Royce and United Airlines.

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Robert J. Mylod, Jr.

Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles with us, including Vice Chairman, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining us, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm. Mr. Mylod has served as a member of the Board of Directors of Redfin, an online real estate company, since 2014, and he currently serves as Redfin’s Chairman of the Board and on its Audit Committee. He has served as a member of the Board of Directors of Dropbox, a cloud-based collaboration and data storage company, since 2014 and serves as Chairman of its Audit Committee and as a member of its Compensation Committee. Between October 2015 and April 2017, Mr. Mylod served as a member of the Board of Directors of Autobytel, a company that facilitates the buying and selling of cars online. From 2001 until 2017, Mr. Mylod served as a member of the Board of Directors of EverBank, a U.S. savings bank providing online and mobile banking and financial services, and served on EverBank’s Compensation Committee and as the Chairman of the Nominating and Corporate Governance Committee from 2012 until 2017. Mr. Mylod served as a member of the Board of Directors of Novocure, a cancer treatment company, and on its Audit Committee, from 2012 to 2017, and on its Nominating and Corporate Governance Committee from 2015 to 2017. He also serves on the Board of Directors of several privately held companies. Mr. Mylod received an A.B. in English from the University of Michigan and an M.B.A. from the University of Chicago Graduate School of Business.

Director Qualifications:

•

Leadership, Finance, Internet/E-Commerce, Travel and Global Business experience – our former chief financial officer; significant finance and investment experience as the founder and managing partner of Annox Capital Management; board member of several public and private technology companies; various positions with our company over 12 years, helping lead us during a long period of sustained global growth.

Charles H. Noski

In 2012, Mr. Noski retired from the role of Vice Chairman of Bank of America Corporation, to which he was named after previously serving as that company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the Board of Directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the Board of Directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and as President and Chief Operating Officer. Mr. Noski began his career at Deloitte & Touche LLP where he was named Partner. Mr. Noski has served as a member of the Board of Directors of Microsoft Corporation since 2003 and is the Chair of Microsoft’s Audit Committee and a member of its Governance and Nominating Committee. Mr. Noski has served as a member of the Board of Directors of Avon Products, Inc. since 2012 and is the Chair of Avon’s Audit Committee and a member of its Nominating and Corporate Governance Committee. Mr. Noski is not standing for re-election to the Avon Board of Directors at the end of his curent term. Mr. Noski is also Chairman of the Board of Trustees of the Financial Accounting Foundation and a member of the Board of Directors of the National Association of Corporate Directors. In addition, Mr. Noski served as a member of the Board of Directors of Avery Dennison Corp. from 2011 to 2014.

Director Qualifications:

•

Leadership, Finance and Global Business experience - senior leadership roles at large public, global companies, including as Chief Financial Officer of Bank of America and public technology companies and as a director of Microsoft; service as a partner at one of the world’s largest public accounting firms.

Nancy B. Peretsman

Ms. Peretsman is a Managing Director at Allen & Company LLC, an investment bank, with which she has been associated since 1995. During her tenure at Allen & Company, Ms. Peretsman has provided advice and capital to over one hundred small, high growth businesses and served as advisor to many of the world’s largest media and consumer companies. Prior to joining Allen & Co., Ms. Peretsman was at Salomon Brothers from 1983 to 1995, where she headed the worldwide media investment banking practice and was a Managing Director from 1990 to 1995. Ms. Peretsman is an Emeritus Trustee of Princeton University, serves on the Board of Trustees of The Institute for Advanced Study and is a member of the National Board of Directors of Teach For America. She was elected a member of the American Academy of Arts and Sciences in 2017.

Director Qualifications:

•

Finance and Internet/E-Commerce experience - current managing director at an investment bank; advisor to leading internet, media and consumer companies.

Nicholas J. Read

Mr. Read serves as Group Chief Financial Officer of Vodafone Group PLC and as a member of its Board of Directors, positions he has held since April 2014. Since joining Vodafone in 2001, Mr. Read has held a variety of senior roles, including Chief Financial Officer and Chief Executive Officer of Vodafone Limited, the U.K. operating company. Prior to becoming Group Chief Financial Officer, Mr. Read served as Regional Chief Executive Officer for Africa, Middle East and Asia Pacific for five years and was a Board member of the Vodafone publicly-traded subsidiaries Vodacom, Safaricom and Vodafone Qatar and Vodafone’s joint ventures VHA in Australia and Indus Towers in India. Prior to joining Vodafone, he held senior global finance positions with United Business Media Plc and Federal Express Worldwide. Mr. Read is a Fellow Chartered Management Accountant and a Chartered Global Management Accountant, with a BA (Hons) in Accounting and Finance.

Director Qualifications:

•

Finance, Leadership and Global Business experience – Extensive finance and executive experience, including as Chief Financial Officer and other executive positions of a global telecommunications company; chartered management accountant.

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Thomas E. Rothman

Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions, a motion picture and television venture with Sony Pictures Entertainment. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman also served as an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman serves as a member of the Board of Directors of the Sundance Institute and the American Film Institute, emeritus. He is also a member of the Boards of California Institute of the Arts (CalArts), Brown University (emeritus), and was appointed by President Obama and confirmed by the U.S. Senate as a member of the National Council of the Arts, the governing body for the National Endowment for the Arts.

Director Qualifications:

•

Leadership, Global Business, Sales and Marketing and Finance experience - extensive executive leadership of global media companies; a long and successful career marketing and financing motion pictures, television programs and other media.

Craig W. Rydin

From October 2011 to October 2013, Mr. Rydin served as the Non-Executive Chairman of The Yankee Candle Company, a maker of scented candles. Prior to being named Non-Executive Chairman, Mr. Rydin was the Executive Chairman of The Yankee Candle Company. Prior to being named Executive Chairman in October 2009, Mr. Rydin served as Chairman and Chief Executive Officer of Yankee Candle Inc. from April 2001 to October 2009 and served as Chairman of the Board of Directors of The Yankee Candle Company from February 2003 to October 2013. Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin has served as a member of the Board of Directors of Philips-Van Heusen since 2006 and is currently a member of its Compensation Committee and Nominating Committee, and as a member of the Board of Directors of Fitness Connection since 2013. He also served as a member of the Board of Directors of Au Bon Pain from 2009 until 2016.

Director Qualifications:

•

Leadership, Finance, Global Business and Sales and Marketing experience – former chief executive officer and chairman of leading consumer products company; director of another public company; senior leadership experience at global food services companies; extensive experience in global sales and marketing from senior roles at consumer products and food services companies.

Lynn M. Vojvodich

Ms. Vojvodich is an advisor to start-up and growth-stage technology companies. She served as Executive Vice President and Chief Marketing Officer of salesforce.com from 2013 to February 2017. Before joining Salesforce, Ms. Vojvodich was a partner at Andreessen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Previously, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud-enabling technology. Ms. Vojvodich has also served in various roles at organizations including Bain & Company and Microsoft. Ms. Vojvodich has served as a member of the Board of Directors of Ford Motor Company since April 2017. Ms. Vojvodich began her career as a mechanical engineer in a hard hat working on the design and construction of Gulfstream jets and offshore oil structures. She holds a B.S. in Product Design and Mechanical Engineering from Stanford University and an MBA from Harvard Business School.

Director Qualifications:

•

Sales and Marketing, Internet/E-Commerce and Global Business experience - extensive experience, expertise and background in internet marketing and sales, including from her former position as Chief Marketing Officer of salesforce.com as well as prior senior marketing roles; responsible for global marketing at salesforce.com and prior experience in marketing positions at large, global organizations; experience working with start-up and growth-stage technology companies.

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Retiring Director

Jan L. Docter

Mr. Docter has been a self-employed business consultant since 2006. He is also an investor and actively involved in a number of early-stage companies. From 2003 until its acquisition by us in 2005, Mr. Docter was the Chief Financial Officer of Booking.com. From 2005 to 2006, Mr. Docter served as the Chief Financial Officer of Corio NV, an international real estate investment company that was listed on the Amsterdam Stock Exchange until it merged with Klépierre in 2014. From 1987 to 2003, he was Chief Financial Officer, and later Deputy CEO of, Getronics NV, a Dutch-based global information and communications technology services company that was listed on the Amsterdam Stock Exchange until it merged with Royal Dutch Telecom in 2007. From 1985 to 1988, he was Chief Financial Officer of Centrafarm Group NV, a European producer of generic drugs, which was listed on Nasdaq until 1987. Prior to that, Mr. Docter held various management positions at Polygram NV, currently known as Universal Music Group. He has also worked with the Dutch Ministry of Economic Affairs, and served on the Advisory Board of the Amsterdam Stock Exchange until it merged with Euronext in 2000. Mr. Docter is also a non-executive director of some private Dutch companies. Mr. Docter holds a Master's degree in economics from the Erasmus University of Rotterdam.

Director Qualifications:

•

Finance, Global Business, Internet/E-Commerce, Travel and Human Resources experience - former chief financial officer of European-based public companies and Booking.com; former chief financial officer and deputy CEO of a global technology services company; former human resource consultant to Booking.com.

Executive Officers

Set forth below is biographical information as of March 31, 2018 for our executive officers, other than Glenn D. Fogel, who became our Chief Executive Officer and President in January 2017, and Jeffery H. Boyd, our Executive Chairman, each of whom is nominated for election as a director. Biographical information for Messrs. Fogel and Boyd is set forth above.

Name	Title	Age	Executive Officer Since
David I. Goulden	Chief Financial Officer and Executive Vice President	58	2018
Gillian Tans	President and Chief Executive Officer, Booking.com	47	2015
Peter J. Millones	Executive Vice President and General Counsel	48	2001

David I. Goulden

Mr. Goulden has been Chief Financial Officer and Executive Vice President since March 1, 2018. Mr. Goulden joined us after leaving Dell Technologies in February 2018. He was previously President, Infrastructure Solutions Group at Dell Technologies, a position he held starting in 2016 when Dell acquired EMC Corporation. From January 2014 until EMC’s acquisition by Dell, Mr. Goulden was Chief Executive Officer of the EMC Information Infrastructure business, EMC’s largest business by revenue and employees. Prior to his service in that role, he was President and Chief Operating Officer of EMC, responsible for overseeing engineering and product development, sales and customer operations, services, marketing, and G&A functions, since 2012. Mr. Goulden served as Chief Financial Officer of EMC from 2006 to 2014, responsible for financial operations of EMC’s consolidated businesses. Earlier in his career at EMC, Mr. Goulden led the company’s Sales and Customer Operations worldwide, including global sales in all theaters as well as global channels, alliance, and partners, and prior to that service he oversaw Marketing and New Business Development at EMC. Prior to joining EMC in 2002, Mr. Goulden served in various capacities at Getronics N.V., an information technology services company, most recently as a member of the Board of Management and President and Chief Operating Officer for the Americas and Asia Pacific. Mr. Goulden served on the board of directors of VMWare, a cloud infrastructure and business mobility company, from 2007 to 2014.

Gillian Tans

Ms. Tans has served as the President of our Booking.com business since January 2015 and as the Chief Executive Officer of Booking.com since April 2016. Ms. Tans is responsible for overseeing all of Booking.com’s functional departments and operations. Prior to her appointment as Chief Executive Officer, Ms. Tans served as Booking.com’s Chief Operating Officer from September 2011 to April 2016 and as Booking.com’s Director of Hotels & Content from 2002 to September 2011. Before joining Booking.com in 2002, Ms. Tans spent four years with the international Golden Tulip Worldwide hotel group, where she served as Product Manager, Marketing Manager and Director of Sales. Ms. Tans also worked for the Intercontinental Hotel Group and with a number of independent hotels. Ms. Tans began her career at Hershey Entertainment and Resorts.

Peter J. Millones

Mr. Millones has been our General Counsel since January 2001 and our Executive Vice President since April 2003. He previously served as Vice President and Associate General Counsel from March 2000 to January 2001 and as our Corporate Secretary from January 2001 to April 2018. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP. As part of his responsibilities, Mr. Millones oversees our executive compensation programs.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The Board is elected by and accountable to the stockholders and is responsible for our strategic direction, oversight and control. Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held seven meetings in 2017. For 2017, all directors attended at least 75% of the meetings of the Board and the Board committees of which they were members held while they were serving on the Board and any such committees. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and has adopted written charters for each of these committees.

Strategic Framework and The Board’s Role in Company Strategy

As discussed in our Annual Report, we aim to achieve our mission to help people experience the world through global leadership in online travel and restaurant reservation and related services by:

•

providing consumers with the best choices and prices at any time, in any place, on any device;

•

making it easy for people to find, book and experience their travel desires; and

•

providing platforms, tools and insights to our business partners to help them be successful.

We focus on relentless innovation and a commitment to serve both consumers and travel service provider and restaurant partners with unmatched service and best-in-class digital technology. The online travel and dining categories continue to grow as consumer purchasing shifts from traditional offline channels to interactive online channels, including mobile channels. Our strategy is to continue to participate broadly in this online growth by expanding our service offerings and markets. In particular, we aim to be the world leader in online travel and restaurant reservation and related services by (a) leveraging technology to provide consumers with the best experience, (b) partnering with travel service providers and restaurants to our mutual benefit, (c) operating entrepreneurial brands that collaborate and share best practices, and (d) investing in profitable and sustainable growth.

The Board is a key partner with management in formulating our strategy and oversees management’s implementation of our strategy. The Board and management, including our executive officers and the chief executive officers of our primary brands, meet annually in a day-long session to, among other things, review the state of the markets in which we operate, analyze our competitive position, measure our performance against our strategy and evaluate and adjust our strategy as deemed necessary or appropriate. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for Booking Holdings, the Board plays an active role in evaluating, adjusting and approving our strategy. In particular, our Executive Chairman and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly, typically in connection with each regular meeting of the Board, on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changed circumstances, whether with respect to us, our markets, our competitors or otherwise. In addition, the Board meets regularly in executive session without management where, among other things, it discusses our performance and the continued viability of our strategy.

Corporate Governance

Corporate Governance Principles

We and our Board operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors and employees. A copy of our Corporate Governance Principles is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.” Our Corporate Governance Principles include the following:

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✔ A majority of the Board must consist of independent directors.
✔ The Nominating and Corporate Governance Committee will annually concur on a CEO succession plan.
✔ The Board and each committee of the Board can hire its own outside advisors.
✔ The independent directors will have at least two regularly scheduled meetings each year.
✔ The Compensation Committee, meeting without our CEO present, will evaluate our performance and the performance of our CEO and will recommend to the Board the compensation of our CEO.
✔ We maintain stock ownership guidelines for directors and executive officers.

Director Independence

For 2017, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the directors elected at the 2017 annual meeting of stockholders, other than Messrs. Boyd (the Executive Chairman of our Board and our former Interim Chief Executive Officer and President), Fogel (our current President and Chief Executive Officer) and Mylod, was “independent” based on The Nasdaq Stock Market’s listing rules and our Corporate Governance Principles. For 2018, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting is independent, other than Messrs. Boyd, Fogel and Mylod. However, the Board has determined that upon the end of Mr. Boyd’s term as Executive Chairman and his returning to the position of non-executive Chairman effective as of the Annual Meeting, Mr. Mylod will be independent (see discussion of Mr. Mylod’s independence below). In connection with the Nominating and Corporate Governance Committee’s recommendation regarding independence and the Board’s subsequent determination thereof, both the Committee and the Board take into account any relationships between us and companies with which directors may be affiliated, as well as the specific requirements of The Nasdaq Stock Market and the U.S. Securities and Exchange Commission (the “SEC”). The independent directors conduct at least two regularly scheduled executive sessions each year.

In connection with the independence determination of Mr. Armstrong, the Board and the Nominating and Corporate Governance Committee considered the ordinary course transactions between us and Oath, of which Mr. Armstrong is the Chief Executive Officer, primarily involving marketing affiliate relationships whereby we provide accommodation booking and restaurant reservation content to consumers through MapQuest (an Oath company) and under which we and Oath share in related commissions. In addition, the Board and the Nominating and Corporate Governance Committee considered the ordinary course transactions between us and Verizon, of which Oath is a subsidiary, primarily involving data center services, web services, voice services for call centers, CDN services, and caching and phone services. The Board and the Nominating and Corporate Governance Committee concluded that these transactions did not impair Mr. Armstrong’s independence because, among other reasons, the amounts in question were small in comparison to our revenues and those of Verizon and AOL and well below the thresholds set forth in The Nasdaq Stock Market’s independence standards and because Mr. Armstrong was not involved in the transactions or in our decision to enter into these relationships with either Verizon or Oath.

In connection with the independence determination of Mr. Epstein, the Board and the Nominating and Corporate Governance Committee considered that we do business with Shutterstock, Inc., a public company, and four private companies on whose Board of Directors Mr. Epstein served in 2017. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with these companies did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were small relative to both our business and that of the applicable companies and the fact that Mr. Epstein was not involved in the transactions or in our decision to enter into commercial relationships with the applicable companies. The Board and the Nominating and Corporate Governance Committee also considered that OpenTable offers its California-based employees healthcare plan services through Kaiser Permanente, a not-for-profit health care services provider, and that Mr. Epstein is a member of Kaiser Permanente’s Board of Directors. The Board and the Nominating and Corporate Governance Committee considered that this ordinary course relationship with Kaiser Permanente did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were not material when compared with Kaiser Permanente’s revenues and our revenues, the relationship was in place prior to our acquisition of OpenTable and there was no connection between OpenTable’s offering of Kaiser Permanente’s healthcare services and Mr. Epstein’s service on Kaiser Permanente’s Board of Directors.

In connection with the independence determination of Mr. Mylod, the Board and the Nominating and Corporate Governance Committee considered the close, personal relationship between Mr. Mylod and Mr. Boyd, who is currently serving as an executive officer of ours. In light of this relationship, the Board and the Nominating and Corporate Governance Committee determined not to consider Mr. Mylod as independent so long as Mr. Boyd is serving as an executive officer. As Mr. Boyd's term as Executive Chairman ends immediately prior to the Annual Meeting (at which time he will cease to be an executive officer and he will return to being a non-employee director serving as non-executive Chairman), the Board and the Nominating and Corporate Governance Committee have determined that, as of the Annual Meeting, Mr. Mylod will be an indepedent director.

In connection with the independence determination of Mr. Noski, the Board and the Nominating and Corporate Governance Committee considered that Mr. Noski serves on the Board of Directors of Microsoft Corporation, a company from which we purchase various software products and services and which we also pay for online search marketing services, in each case in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with Microsoft did not impair Mr. Noski’s independence because, among other reasons, the decision to purchase Microsoft products and services was made in the ordinary course of business and without Mr. Noski’s participation, Mr. Noski is not an executive officer of Microsoft and

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does not have a material interest in our relationships with Microsoft, and the amounts in question are well below the thresholds set forth in The Nasdaq Stock Market’s independence standards. In addition, these relationships began long before Mr. Noski joined our Board.

In connection with the independence determination of Ms. Peretsman, the Board and the Nominating and Corporate Governance Committee considered that Ms. Peretsman’s husband serves on the Board of Directors of one of our insurance providers. The Board and the Nominating and Corporate Governance Committee concluded that the relationship of Ms. Peretsman’s husband with the insurance provider did not impair her independence because, among other reasons, there was no connection between Ms. Peretsman or her husband and us with respect to purchasing the insurance, the insurance premiums were relatively small and we purchased the insurance through a broker (who identified and recommended the insurance provider).

In connection with the independence determination of Mr. Read, the Board and the Nominating and Corporate Governance Committee considered that Mr. Read serves as the Chief Financial Officer of the Vodafone Group, a company from which we purchase services, primarily phone services, in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with Vodafone did not impair Mr. Read’s independence because, among other reasons, the decisions to purchase these services are made in the ordinary course of business through normal business channels, Mr. Read does not have a material interest in these transactions and the amounts involved are well below the thresholds set forth in The Nasdaq Stock Market’s independence standards.

In connection with the independence determination of Mr. Rothman, the Board and the Nominating and Corporate Governance Committee considered that Mr. Rothman serves as Chairman of Sony Pictures Entertainment Motion Pictures Group, a company from which we purchased advertising services during 2017 in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationship with Sony Pictures did not impair Mr. Rothman’s independence because, among other reasons, the decision to purchase advertising services from Sony Pictures was made in the ordinary course of business and without Mr. Rothman’s participation and the amounts in question are well below the thresholds set forth in The Nasdaq Stock Market’s independence standards.

Director Nominees

The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board. In identifying and recommending nominees for election or appointment to the Board, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Selection of Directors - Nominations and Appointments” in our Corporate Governance Principles, namely that the nominee has:

•

the highest personal and professional ethics and integrity;

•

relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of our business;

•

demonstrated leadership skills through involvement in business, professional, charitable or civic affairs;

•

current knowledge and contacts in the markets and communities in which we do business and in our industry or other industries relevant to our business;

•

ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities;

•

ability and willingness to exercise independent judgment, ask probing questions and express tough opinions; and

•

expertise, skills, knowledge, experience and personality that fit well with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs and stockholder interests and that represents a diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the Board. The Nominating and Corporate Governance Committee’s policy is to consider diversity, which it views broadly in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants may be employed to help in identifying candidates. The Nominating and Corporate Governance Committee expects that other Board members and members of management may also make recommendations to the committee regarding potential Board candidates. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Our Corporate Governance Principles require that the Nominating and Corporate Governance Committee give appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the Nominating and Corporate Governance Committee. Stockholders who wish to submit potential candidates for consideration by the Nominating and Corporate Governance Committee for election at our 2019 annual meeting of stockholders may do so in accordance with the procedures described in this proxy statement and in our Stockholder Communications Policy (available on our corporate website (www.bookingholdings.com)). In addition, stockholders who wish to nominate persons for election to our Board at our 2019 annual meeting of stockholders may do so in accordance with the procedures required under our By-laws and described in this proxy statement under the heading 2019 Stockholder Proposals on page 82.

When considering current directors for nomination for re-election to the Board, the Nominating and Corporate Governance Committee takes into account the performance of each director. Underperforming directors may be asked to leave the Board or may not be re-nominated for election. The Nominating and

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Corporate Governance Committee also reviews the composition of the Board in light of our current challenges and needs and those of the Board, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for specific expertise and issues of independence, judgment, age, skills, background, tenure and experience.

Communications with the Board of Directors

Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should indicate how many shares of our common stock they own as of the date of their communication. Communications received in this manner will be handled in accordance with procedures developed and approved by the Board, including a majority of our independent directors.

The procedures provide that in general, communications to the Board will be initially reviewed and logged by our General Counsel and then periodically, and at least quarterly, forwarded to the Lead Independent Director and/or the chairperson of the Nominating and Corporate Governance Committee.

Attendance at Annual Meetings

We expect directors to attend our annual meetings of stockholders. All members of the Board who were directors at the time attended our 2017 annual meeting of stockholders.

Compensation-related Corporate Governance

See Key Governance Matters on page 48 for our various compensation related corporate governance policies and practices, including, among other things, policies regarding compensation clawbacks, 10b5-1 plans and hedging and pledging of securities.

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Other Select Corporate Governance Policies and Practices

We do:
✔

Code of Ethics. We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors and employees (including officers) to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

✔

Annual Meetings. At each annual meeting of stockholders, stockholders have the ability to vote on important matters that are presented at the meeting, including the annual election of all of our directors.

✔

Special Meetings. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Board or stockholders holding at least 25% of our shares may call a special meeting of stockholders. If properly called, a special meeting of stockholders would provide all stockholders an opportunity to debate and vote on matters outside the annual meeting cycle.

✔

Majority Vote Standard. We have a majority vote standard in uncontested elections of directors, which means that directors are required to tender their resignation unless they receive the support of a majority of votes cast.

✔

Proxy Access and Stockholder Nominees. Stockholders have the opportunity to nominate individuals for election to the Board pursuant to our By-Laws and Delaware law and, in accordance with our By-Laws, to include nominees in our proxy statement. As approved by our stockholders at our 2015 annual meeting, our proxy access By-Law provides that:

•

any stockholder or group of stockholders holding at least 3% of our outstanding common stock,

•

continuously for at least 3 years,

•

can include in our proxy statement nominees for up to 25% of our Board for election at an annual stockholders’ meeting.

✔

Annual Advisory Vote on Executive Compensation. The Board has implemented, and our stockholders have approved, an annual stockholder advisory vote on executive compensation, which means that stockholders have the opportunity to provide feedback on our executive compensation practices on an annual basis.

✔

Lead Independent Director. Since January 2013, we have had a Lead Independent Director with a set of defined responsibilities, including, among other things, if requested and when appropriate, ensuring availability for consultation and direct communication with major stockholders. See Corporate Governance and Board Matters - Leadership Structure and - Communications with the Board of Directors for more details.

✔

Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for executive officers and non-employee directors. See Key Governance Matters on page 48 and 2017 Non-Employee Director Compensation and Benefits on page 65.

✔ Annual Board and Committee Evalutations. We conduct annual evaluations of the performance of our Board and Board committees.
✔

Continuing Director Education. We encourage our directors to attend seminars and other corporate governance or director workshops to further develop their expertise or otherwise stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and Board committees regularly invite outside experts to present to them on a variety of topics, which have included corporate governance trends and best practices and areas of risk management, such as cybersecurity and privacy issues.

We do not:
✘ Rights Plan. We do not have a stockholder rights plan, sometimes referred to as a “poison pill.”
✘ No Supermajority Voting Provisions. Neither our certificate of incorporation nor our By-Laws contain any supermajority voting provisions.
✘ No Classified Board. We do not have a classified board of directors. All directors are elected by the stockholders each year.

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Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a written charter, a copy of which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.” The table below provides current membership for each Board committee.

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Timothy M. Armstrong
Jeffery H. Boyd
Jan L. Docter
Jeffrey E. Epstein
Glenn D. Fogel
James M. Guyette
Robert J. Mylod, Jr.
Charles H. Noski
Nancy B. Peretsman
Thomas E. Rothman
Craig W. Rydin
Lynn M. Vojvodich
Number of Meetings in 2017	8	8	4
- Chair
✔	- Member

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•

overseeing and reviewing our financial statements, accounting practices and related internal controls;

•

overseeing our relationship with our independent registered public accounting firm, including making all decisions relating to appointing, compensating, evaluating and retaining the independent registered public accounting firm;

•

overseeing our internal audit function;

•

establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters; and

•

reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of SEC Regulation S-K).

The Audit Committee is the primary committee of the Board overseeing our compliance program and risk management efforts generally, as well as our major financial risk exposures. For additional details, see Corporate Governance and Board Matters - Board’s Oversight of Risk on page 28.

The Board has determined that each member of the Audit Committee is an independent director based on The Nasdaq Stock Market’s listing rules and that each member of the Audit Committee also satisfies the additional independence requirements of the SEC for members of audit committees. In addition, the Board has determined that each of Mr. Epstein and Mr. Noski is an “audit committee financial expert” as defined by SEC rules.

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Compensation Committee

The Compensation Committee’s responsibilities include, among other things, setting, or recommending to the Board for determination, the compensation of our chief executive officer, reviewing and approving the compensation of our other executive officers, administering employee benefit plans including incentive compensation plans and equity-based plans, and making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans. The Compensation Committee also oversees risks related to compensation programs. See Corporate Governance and Board Matters - Board’s Oversight of Risk on page 28 for additional details.

The Board has determined that each member of the Compensation Committee is an independent director based on The Nasdaq Stock Market’s listing rules and also meets The Nasdaq Stock Market’s additional requirements for membership on the Compensation Committee. The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. (“Mercer”) as its outside compensation consultant. While Mercer reports to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management with respect to the compensation planning process.

The Compensation Committee has delegated limited authority to the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President and General Counsel to determine whether and to what extent certain restricted stock, restricted stock units and performance share units held by non-executive officers may be settled, vested, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee’s termination was, pursuant to the terms of a relevant agreement, “with cause” or “without cause”).

The Chairperson of our Compensation Committee works with our Chief Executive Officer and our Executive Vice President and General Counsel to establish agendas for each meeting of the committee. The Compensation Committee typically meets with our Chief Executive Officer, Chief Financial Officer, Executive Vice President and General Counsel and outside advisors. The Compensation Committee also regularly meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials that the Compensation Committee has specifically requested.

Management plays a significant role in the compensation planning process. See Compensation Discussion and Analysis - The Role of Management on page 46.

With respect to the specific 2017 compensation initiatives detailed in the Compensation Discussion and Analysis section of this proxy statement (i.e., 2017 base salaries, bonus targets (and subsequent payouts) and equity grants), the bulk of the work related to the 2017 compensation process occurred between October 2016 and February 2017. During that time, the Compensation Committee met formally on six occasions to review and discuss executive compensation matters, approve equity awards and 2017 compensation of executive officers (other than that of the chief executive officer). During the compensation planning process, the General Counsel and other employees interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, including specific compensation proposals for executives, the structure of equity awards (i.e., the structure of the performance share units described in the Compensation Discussion and Analysis section of this proxy statement) and proposed funding mechanisms and structure of the 2017 bonus plan. In early 2018, the Compensation Committee determined funds to be allocated to the 2017 senior executive bonus pool and amounts to be paid to individual executive officers under the 2017 bonus plan. For further discussion of the compensation planning process relating to 2017 compensation initiatives and the Compensation Committee’s consideration of executive compensation, see Compensation Discussion and Analysis beginning on page 34.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is instrumental in our efforts to ensure that the Board is comprised of directors with the necessary skills and experience to effectively oversee our business. The Nominating and Corporate Governance Committee actively and regularly evaluates the composition of the Board, including the skills and experience of directors, in light of our changing business needs and challenges and takes the lead in identifying needed changes, whether with respect to adding directors with certain skills, experience or other desirable traits, planning for director retirements, ensuring an appropriate mix of short-, medium- and long-tenured directors or for any other reason. When the need for a new director arises, the Nominating and Corporate Governance Committee has the primary responsibility of seeking, identifying and qualifying director candidates. See Corporate Governance - Corporate Governance Principles - Director Nominees for more information about the Nominating and Corporate Governance Committee’s responsibilities with respect to director nominees.

The Nominating and Corporate Governance Committee also oversees the establishment and implementation of our corporate governance standards, practices and policies. The written charter of the Nominating and Corporate Governance Committee provides, among other things, that it shall:

•

identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board (which are set forth in our Corporate Governance Principles and the Nominating and Corporate Governance Committee’s charter), and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders;

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•

identify Board members qualified to fill vacancies on any committee of the Board (including the Nominating and Corporate Governance Committee) and to recommend that the Board appoint the identified member or members to the respective committee;

•

assess whether candidates to join the Board would be “independent” under the listing rules of The Nasdaq Stock Market;

•

establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

•

regularly evaluate and, to the extent deemed necessary or appropriate, recommend to the Board any modifications or enhancements to the Board’s Corporate Governance Principles, and review and consider the effectiveness of the Corporate Governance Principles at least once a year;

•

at least annually, review our Code of Conduct and Stockholder Communications Policy and their effectiveness and, if appropriate, make recommendations for Board approval with respect to modifications or enhancements thereto; and

•

design a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director based on The Nasdaq Stock Market’s listing rules.

The Nominating and Corporate Governance Committee approved and recommended to our Board the thirteen director nominees standing for election at the Annual Meeting.

Leadership Structure

Mr. Boyd, who served as our President and Chief Executive Officer from 2002 until 2013, and as our Interim Chief Executive Officer and President from April 2016 to December 2016, currently serves as Executive Chairman of our Board, a position we view as that of an executive officer. Mr. Boyd’s term as Executive Chairman ends immediately prior to the Annual Meeting, after which Mr. Boyd will return to being our non-executive Chairman of the Board. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes that it is in our best interests and those of our stockholders to make that determination from time to time based on our needs and those of the Board. The Board has determined that separation of the roles of Chief Executive Officer and Chairman is currently in our best interests and those of our stockholders. Mr. Boyd’s continued leadership as the Executive Chairman of our Board and non-executive Chairman provides an important connection between the non-employee directors on the Board and Mr. Fogel, our President and Chief Executive Officer, due to Mr. Boyd’s recent and current service as an executive officer, and his resulting familiarity with our operations. In light of Mr. Boyd’s recent service as an executive officer and current service as our Executive Chairman, the Board maintains the position of Lead Independent Director. The Board intends to maintain the position of Lead Independent Director following Mr. Boyd’s transition to non-executive Chairman. Mr. Guyette, the Chairman of the Nominating and Corporate Governance Committee, serves as the Lead Independent Director. The responsibilities of the Lead Independent Director can be found on our corporate website (www.bookingholdings.com) under the tab “For Investors” and include, among other things, the following:

•

call, set the agenda for and lead meetings and executive sessions of the independent directors;

•

consult with the Board Chairperson and, if different, the Chief Executive Officer regarding Board meeting agendas;

•

from time to time as the Lead Independent Director deems necessary or appropriate, consult with the Board Chairperson and the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;

•

on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders; and

•

authorize the retention of outside advisors and consultants who report directly to the Board.

Board’s Oversight of Risk

Our risk management activities include the identification and assessment of the key risks facing us among the universe of business risks (e.g., strategic, operational, financial, privacy and data protection, security and technology, and legal, regulatory and compliance risks). These key risks are identified across the organization from multiple regions and functions, in a process undertaken generally by our internal audit function and overseen primarily by our Audit Committee. The Board and Audit Committee review these risks at least on an annual basis after they have been identified and assessed by management. The Board, or a committee of the Board, regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or, if appropriate, to a committee of the Board, which will report to the full Board as appropriate. The Board’s and each committee’s role is one of oversight, recognizing that management is responsible for executing our risk management policies. The oversight of risk within the organization is an evolving process

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requiring us to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to develop this process.

In addition to the Board’s role in enterprise risk management, various committees of the Board are also responsible for the oversight of certain risks.

The Audit Committee oversees:

•

our risk assessment and processes generally;

•

our internal control over financial reporting;

•

our risk management related to hedging activities, investments and use of derivative instruments;

•

our risk assessment and processes related to privacy, data protection, security and technology; and

•

our general operational, business continuity, legal, regulatory and compliance risks.

The Audit Committee is committed to effective, involved oversight of management’s risk assessment and management efforts. The Audit Committee has established a regular practice of meeting with those members of management with responsibility for privacy, data protection, security and technology risks to discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies as well as at our company, the effectiveness of our security measures and other related matters, as well as periodically meeting with outside experts in these areas. Members of management responsible for our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

The Compensation Committee oversees risks related to compensation programs and regularly reviews and assesses our compensation policies and practices, including those applicable to our named executive officers, to determine whether they incentivize undesired risk-taking. For further discussion, see Compensation Discussion and Analysis – Executive Compensation Program Philosophy and Objectives on page 37. The Compensation Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

As discussed above under Nominating and Corporate Governance Committee on page 27, the Nominating and Corporate Governance Committee oversees risks related to the composition of our Board, including ensuring that we have Board members with the appropriate experience, judgment, availability, skills, tenure and ability to effectively oversee our business and fulfill the duties of the Board and each Board committee. In addition, the Nominating and Corporate Governance Committee oversees our corporate governance practices and is involved in the development, improvement and review of our global compliance program, including our Code of Conduct.

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DIVERSITY AND INCLUSION

We are proud to be an extremely diverse group of people, working together to help people experience the world. We believe that understanding, tolerance and common ground are built as people broaden their horizons, are introduced to other people and cultures, have new experiences, increase their knowledge and grow to appreciate the world in which we live. We also believe that our company, our stockholders, our customers and our employees are benefitted by us having a diverse Board and a diverse workforce. As a result, we seek to achieve a diverse business environment that includes people of different viewpoints, backgrounds, experience, gender, race and ethnic or national origin, and other demographics.

Our commitment to diversity begins at the top. Assuming each of our director nominees is elected at the Annual Meeting, as of June 7, 2018 our Board will consist of 13 members, 3 of whom will be women, including our longest serving director, Ms. Peretsman. Our Nominating and Corporate Governance Committee’s policy is to consider diversity, which it views broadly in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board, and is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen.

We benefit from a highly diverse workforce. We operate global businesses, including businesses headquartered in Europe and Asia, and have more than 250 offices in over 70 countries and territories. Less than 20% of our employees are located in the United States. Our approximately 22,900 employees as of December 31, 2017 represent more than 125 nationalities and more than 50% are women. In addition, the chief executive officers of two of our primary brands, Booking.com (our largest business) and OpenTable, are women; and women fill approximately 20% of our technology positions. Ms. Tans, the CEO of Booking.com, is one of the most senior women executives in technology and serves as one of our executive officers. As shown below, many of our diversity and inclusion initiatives focus on increasing women in leadership and technology roles.

In keeping with the global nature of our company and its business, we maintain a workplace that is respectful of the different cultures and practices of our diverse employees and consistent with our Code of Conduct, which is available on our website at www.bookingholdings.com. We support and abide by the laws and regulations that govern our employment practices and we prohibit unlawful discrimination of any type. We have implemented a variety of policies designed to create an inclusive work environment. For example, while the specifics can vary by brand, in the United States our employee benefit plans generally include: infertility treatment benefits, gender re-assignment surgery benefits, gender-neutral domestic partner benefits and paid parental leave benefits.

We, or our employees, have also launched a variety of diversity and inclusion initiatives, including the following:

•

A company-wide “Women in Leadership” program designed to establish mentor/mentee relationships, increase networking and provide training and tools to develop and strengthen key leadership skills.

•

Women and LGBTQ affinity groups.

•

OpenTable’s “Open Kitchen” campaign designed to address gender discrimination and sexism in the restaurant industry.

•

Booking.com’s Technology Playmaker Awards to celebrate and recognize women at all stages of their career who have disrupted and continue to transform businesses, industries and communities through the use of technology.

•

Unconscious bias training programs to help address issues of unconscious bias in the workplace.

•

An initial company-wide gender pay-equity study and a commitment to regular future studies.

•

The engagement of third-party diversity and inclusion specialists.

•

Booking.com’s two-year partnership with the University of Oxford (UK) and the Delft University of Technology (the Netherlands) to provide 15 postgraduate scholarships to women to pursue advanced studies in science, technology, engineering or mathematics, including making a number of these scholarships available to female students at various universities across sub-Saharan Africa.

We intend to launch a section of our corporate website (www.bookingholdings.com) no later than 2019 where sustainability and diversity and inclusion information, including the kinds of information contained in this section, will be located. We hope that this will provide an easy-to-find and readily available place for our stockholders to find relevant and current information about us and our sustainability and diversity and inclusion initiatives and policies.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2018 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each member of the Board; (3) our Chief Executive Officer, our Chief Financial Officer and each of our other named executive officers in the Summary Compensation Table in this proxy statement; and (4) all directors and executive officers as a group. The percentage of shares owned is based on 48,262,040 shares outstanding as of March 30, 2018.

	Shares beneficially owned(a)
Name of beneficial owner	Number	Percent
Jeffery H. Boyd(b)	61,337	*
Tim Armstrong(c)	50	*
Jan L. Docter(d)	978	*
Jeffrey E. Epstein(e)	4,990	*
Glenn D. Fogel	22,657	*
James M. Guyette	2,441	*
Robert J. Mylod, Jr.	600	*
Charles H. Noski(f)	50	*
Nancy B. Peretsman(g)	3,350	*
Thomas E. Rothman(h)	50	*
Craig W. Rydin(i)	446	*
Lynn M. Vojvodich	254	*
David I. Goulden	21	*
Daniel J. Finnegan	8,425	*
Gillian Tans	4,246	*
Peter J. Millones	3,603	*
T. Rowe Price Associates, Inc.(j)	5,615,475	11.6%
The Vanguard Group(k)	3,358,515	7.0%
BlackRock, Inc.(l)	3,057,670	6.3%
All directors and executive officers as a group (16 persons)(m)	113,498	*
* Represents beneficial ownership of less than one percent.
(a)

Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2018 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2018, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until more than 60 days after termination of board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.

(b)

Does not include 567 vested shares the receipt of which has been deferred by Mr. Boyd for tax planning purposes (such shares will be issued to Mr. Boyd 90 days after termination of his Board service).

(c)

Does not include 959 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes (such shares will be issued to Mr. Armstrong 90 days after termination of his Board service).

(d)

Consists of shares held by a family trust of which Mr. Docter is a beneficiary.

(e)

Does not include 4,247 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes (such shares will be issued to Mr. Epstein 90 days after termination of his Board service).

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(f)

Does not include 413 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service).

(g)

Includes 521 shares held by a limited liability company of which Ms. Peretsman is a Manager. Does not include 1,276 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes (such shares will be issued to Ms. Peretsman 90 days after termination of her Board service); and does not include 19,330 shares held by a foundation for which Ms. Peretsman serves as a trustee, of which Ms. Peretsman disclaims beneficial ownership. Allen & Company LLC disclaims beneficial ownership of the shares described in this note (g).

(h)

Does not include 959 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service).

(i)

Does not include 1,067 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes (such shares will be issued to Mr. Rydin 90 days after termination of his Board service).

(j)

Based solely on information provided in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 14, 2018. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. Price Associates lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.

(k)

Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 12, 2018. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(l)

Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 29, 2018. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(m)

Consists of shares beneficially owned by all of our directors and executive officers, including the named executive officers, as a group. Does not include 8,921 vested shares of non-employee directors, and 567 vested shares of Mr. Boyd, the receipt of which has been deferred for tax planning purposes (because such shares will be issued 90 days after termination of such director’s Board service).

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or any other equity securities of ours. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, each of our executive officers, directors and greater than ten percent beneficial owners complied in a timely manner with the Section 16(a) filing requirements, except: (i) Mr. Boyd’s Form 4 with respect to the grant of 2,882 shares of our common stock, which was reported on a Form 4 filed on May 19, 2017; (ii) Mr. Boyd’s Form 4 with respect to 1,545 shares of our common stock withheld to satisfy certain tax withholding obligations, which was reported on a Form 4 filed on August 15, 2017; and (iii) Mr. Fogel’s Form 4 with respect to the grant of 4,034 shares of our common stock, which was reported on a Form 4 filed on May 19, 2017.

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■

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program, provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee’s executive officer compensation decisions. The CD&A focuses on the 2017 compensation program applicable to the following “named executive officers” (titles are as of December 31, 2017).

Name	Title
Jeffery H. Boyd	Executive Chairman of the Board
Glenn D. Fogel	President and Chief Executive Officer
Daniel J. Finnegan	Chief Financial Officer and Chief Accounting Officer(1)
Gillian Tans	President and Chief Executive Officer, Booking.com
Peter J. Millones	Executive Vice President, General Counsel and Corporate Secretary
(1) Mr. Finnegan ceased to be our Chief Financial Officer and Chief Accounting Officer on March 1, 2018.

Summary Information

From an operating and financial perspective, 2017 was another strong year for Booking Holdings. We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of approximately $100.4 billion (as of March 31, 2018) and a 2017 operating margin of 36.5% as a percentage of gross profit. During 2017, Booking.com, our largest business, added over 470,000 accommodations to its reservation services, including over 410,000 homes, apartments and other unique places to stay, and, as of March 31, 2018, had approximately 1,740,000 directly bookable hotels and other places to stay available through its websites and mobile offerings representing more than 28.2 million reported listings (units potentially available for booking as reported to us by the property). Based on room nights booked, which grew 20.9% in 2017 to more than 673 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve both strong growth and industry-leading profitability over many years. We achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 19%, gross profit growth of 20.5% (19% on a constant currency basis (i.e., using 2016 exchange rages)) and adjusted EBITDA growth of 18%.

From a multi-year perspective, we have achieved significant growth, with a 74% increase in gross bookings, an 80% increase in gross profit, a 22% increase in net income, and a 62% increase in adjusted EBITDA over the 2015-2017 three-year period as compared to the 2012-2014 three-year period. Over the three-year period from 2015 to 2017, we earned $7.0 billion of net income and $12.5 billion of adjusted EBITDA, and generated $11.8 billion of cash from operating activities (see Appendix A to this proxy statement for a reconciliation of adjusted EBITDA to U.S. GAAP net income). We had gross travel bookings of $204.8 billion over the same three-year period. Measured in terms of stockholder return, our stock price increased from $1,140.21 on December 31, 2014 to $1,737.74 on December 29, 2017, representing a 52.4% increase over that three-year period. Through the repurchase of shares of our common stock, we returned approximately $1.8 billion to stockholders in 2017 and approximately $6.0 billion over the 2015-2017 three-year period, representing 51% of the cash generated by operating activities during that three-year period. The below charts show the compound annual growth rates of key metrics over the past five years.

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This strong performance is a result of many factors, most importantly actions taken by our corporate leadership team and the leadership teams at our primary brands: Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com and OpenTable. During 2017, we continued our geographic expansion and increased the number and types of accommodations offered through our services, invested in and grew KAYAK’s meta-search business, acquired the Momondo Group meta-search business, executed on various growth initiatives, grew our rental car reservation business and benefited from increased collaboration among our different brands, all while maintaining our industry-leading profitability. In addition, 2017 brought us a new Chief Executive Officer, Glenn Fogel, who previously served as our Executive Vice President, Corporate Development and Head of Worldwide Strategy and Planning. With the appointment of Mr. Fogel as our Chief Executive Officer, Mr. Boyd was appointed Executive Chairman. The stability resulting from this smooth transition involving two long-time Company executives and their strong and active leadership, and the confidence that provided to our employees, business partners and stockholders, together with the leadership of our other executive officers, were instrumental to our strong 2017 operational and financial results.

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Mr. Boyd’s 2017 compensation reflects the terms of his employment agreement as Executive Chairman, which did not provide for a 2017 bonus. The 2017 compensation for our other named executive officers, including their performance-based bonuses, reflects our strong 2017 performance, as well as their individual accomplishments, including Mr. Fogel’s promotional grant upon his appointment as our Chief Executive Officer, and contributions as discussed below.

Name and Principal Position	2017 Salary	2017 Stock Awards	2017 Incentive Payment	All Other 2017 Compensation	Total 2017 Compensation
Jeffery H. Boyd Executive Chairman	$150,000	$5,000,558	—	$8,424	$5,158,982
Glenn D. Fogel President and Chief Executive Officer	$750,000	$20,999,915	$6,000,000	$24,543	$27,774,458
Daniel J. Finnegan Chief Financial Officer	$315,000	$4,500,849	$1,300,000	$8,619	$6,124,468
Gillian Tans President and Chief Operating Officer, Booking.com	$621,695	$8,000,546	$5,030,076	$1,070	$13,653,387
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	$330,000	$4,500,849	$1,500,000	$8,630	$6,339,479

Key Compensation Policies

The Compensation Committee continually reviews our executive officer compensation program and seeks the advice of Mercer, its independent compensation consultant, to ensure that it maintains compensation practices that are in the best interests of our stockholders.

We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive officer compensation program.	✘ Permit hedging or pledging of our stock by our directors and executive officers.
✔ Cap the bonus pool from which senior executives’ individual cash bonuses are paid.

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Executive Compensation Program Philosophy and Objectives

The basic philosophy of our executive compensation program is to reward earnings growth because we believe that earnings growth is likely to create long-term stockholder value. We implement this philosophy by designing a senior executive compensation program based on the following principles:

•

Senior executives should be compensated primarily on performance, which we measure by earnings growth;

•

Senior executives should be measured and incentivized by metrics that are likely to increase long-term stockholder value;

•

The program should align the interests of senior executives with those of stockholders;

•

The attraction and retention of talented senior executives is key to our success;

•

The program should be consistent over time to enable senior executives to implement a long-term strategy and reward them if they achieve long-term results;

•

Senior executives should be compensated for their management of the business and not for external factors; and

•

The program should not incentivize excessive or inappropriate risk taking.

We have had substantially the same compensation program for many years, which we believe has been highly successful in delivering outstanding results for our stockholders. As can be seen in the graph below, over time our stock price has increased consistently with our adjusted EBITDA and at a similar rate. We believe this supports our view that earnings growth has resulted in the creation of significant stockholder value and is therefore the appropriate performance measure for our senior executive compensation program.

In addition, our stockholders have consistently expressed their approval of our senior executive compensation through our annual stockholder say-on-pay votes. See 2017 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration on page 47 for more information. Notwithstanding the foregoing, each year our Compensation Committee evaluates whether changes to our senior executive compensation program are appropriate or necessary to achieve desired financial and operational results and to align management interests with those of our stockholders.

The Compensation Committee believes that the compensation program should provide an appropriate balance between short-term and long-term performance, with an emphasis on long-term performance. As a result, our senior executive compensation program is designed to be weighted such that most of an executive’s potential compensation is delivered through our long-term equity incentive awards, which are generally in the form of performance share units (PSUs). In general, we pay below “market” (as defined below) salaries and provide above “market” target bonus opportunities to our senior executives. However, base salaries and target bonuses together would generally represent below “market” cash compensation. We must achieve above-budget performance in order for our senior executives to achieve “market” cash compensation. We grant PSUs to provide our executives with a meaningful opportunity to receive significant compensation for superior long-term performance. The Compensation Committee believes that this approach focuses executives on long-term performance while encouraging responsible short-term decision making to achieve sustainable earnings growth over time. Different elements of our compensation program are designed to serve different objectives and drive different behaviors, and thereby work together to achieve the objectives described above, as follows:

•

Base salary and benefits are designed to provide a level of economic security and stability so that executives can focus on meeting our objectives.

•

Our annual performance-based cash bonus plan is designed to provide a meaningful bonus opportunity for executives tied to our annual earnings growth and individual objectives in connection with each executive’s annual individual performance goals.

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•

Our long-term equity incentives are designed to provide a significant compensation opportunity tied to long-term earnings growth and increases in our stock price over a period of several years (typically three years).

•

Severance arrangements and change-in-control provisions in our equity awards are designed to (a) encourage executives to remain focused on our business in the event of rumored or actual fundamental corporate change or changes in the organization or its employment needs and, if required, to provide assistance during any transition, and (b) manage compensation-related risks and align the interests of executives and stockholders by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder.

As shown in the charts below, 2017 compensation for our named executive officers (other than our Executive Chairman) was primarily performance based. Mr. Fogel’s 2017 compensation includes his one-time promotion RSU award, which we have categorized as non-performance based compensation.

As a result of the appointment of Mr. Fogel as our President and Chief Executive Officer as of January 1, 2017, Mr. Boyd, who was then serving as our Interim Chief Executive Officer and President, as well as the Chairman of our Board of Directors, was appointed as Executive Chairman of our Board of Directors with a term from January 1, 2017 until the date of the Annual Meeting, a position that we view as that of an executive officer. Mr. Boyd’s primary tasks, in addition to those typical of Chairman, were to ensure a smooth transition without disruption to our business performance and to counsel and provide mentoring to Mr. Fogel in his new role as Chief Executive Officer.

Given that Mr. Boyd’s assignment as Executive Chairman was to last approximately a year and a half and did not include direct responsibility for operational performance, the Board and the Compensation Committee designed a compensation package focused on an RSU award, granted in March 2017, to compensate him for his time and specific services related to the appointment of a new Chief Executive Officer. The Board and the Compensation Committee did, however, want to ensure that Mr. Boyd’s compensation was aligned with the interests of our stockholders. As a result, the primary component of Mr. Boyd’s compensation was in the form of an RSU award to ensure that a significant portion of his compensation was tied to our stock price performance. In addition, the vesting provisions of Mr. Boyd’s RSU award (discussed in Employment Contracts, Termination of Employment and Change in Control Arrangements starting on page 56) were designed to secure Mr. Boyd’s services for sufficient time to provide for an orderly CEO transition and appropriate support for Mr. Fogel.

Benchmarking and Target Compensation

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded companies. The Compensation Committee reviews annually the appropriateness of the companies comprising the peer group. In determining the appropriate peer group of companies to be used in connection with the 2017 compensation planning process, the Compensation Committee looked closely at, among other things, companies included in the prior year’s peer group, as well as companies identified as peers by those companies. The primary characteristics used to evaluate which companies to include in the peer group were: industry, gross profits and peers identified by our peers. For comparison purposes, the Compensation Committee focused on the gross profit of the peer group, rather than revenues, as the Compensation Committee believes gross profit is a better indicator of company size and allows for a more appropriate comparison with us. In particular, the Compensation Committee sought to include internet merchandisers, online travel companies and other technology companies with gross profits between one-half and two times our annual gross profits. The Committee also included Alphabet, Amazon.com and Microsoft because, although their gross profits were more than two times our gross profits, there were relatively few comparable companies and they, like us, are leading e-commerce or technology companies.

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After discussions with Mercer, the Compensation Committee’s compensation consultant, the Compensation Committee determined that the sixteen companies listed below, which are primarily internet services, technology, travel services and/or e-commerce companies, would comprise the 2017 peer group (the “Compensation Peer Group”):

Activision Blizzard, Inc.	Expedia Group, Inc.	Microsoft Corporation
Adobe Systems Incorporated	Facebook, Inc.	Netflix, Inc.
Alphabet Inc.	IAC/InterActiveCorp	PayPal Holdings, Inc.
Amazon.com, Inc.	Intuit Inc.	salesforce.com, inc.
eBay Inc.	Liberty Interactive Corporation	TripAdvisor, Inc.
Electronic Arts Inc.

These are the same companies as were used in 2016 except that the Compensation Committee removed LinkedIn and Yahoo! from the peer group due to the pending acquisitions of these companies and added Alphabet, Microsoft and PayPal.

Based on the four most recent quarters of data that were available at the time that the Compensation Committee initiated its review (for most, but not all companies, the last quarter of 2015 through the first three quarters of 2016), our gross profit ranked at approximately the 75th percentile of the Compensation Peer Group. In comparing our executive compensation against the Compensation Peer Group, the Compensation Committee generally considered this percentile of executive pay for the Compensation Peer Group to be a general proxy for “market” compensation. In arriving at “market” compensation for the Compensation Peer Group, Mercer adjusted the cash compensation information from the Compensation Peer Group to account for projected pay increases over the 2016-2017 timeframe. The Compensation Committee used the data of the Compensation Peer Group primarily to ensure that our executive compensation program as a whole is competitive. The Compensation Peer Group provides the Compensation Committee with guidance and information, but does not dictate the setting of the named executive officers’ compensation and is not a substitute for the Committee’s own business judgment in establishing compensation for the named executive officers.

Generally speaking, our compensation program is designed to achieve “market” compensation for our named executive officers only if they achieve performance meaningfully above budget. In other words, if we achieve our budgeted performance, our named executive officers would generally be compensated significantly below the 75th percentile when compared with our Compensation Peer Group. In general, we pay below “market” salaries and provide above “market” target bonus opportunities to our senior executives. However, base salaries and target bonuses together would generally represent below “market” cash compensation. We must perform significantly above our budget in order for our senior executives to achieve “market” cash compensation. We grant PSUs to provide our executives with a meaningful opportunity to receive significant compensation for superior long-term performance. PSU performance targets exceed our median growth expectations for our Compensation Peer Group. Both our annual performance-based cash bonus plan and long-term equity incentive plan, which are described more fully below, provide a meaningful opportunity for our executive officers to achieve above “market” compensation only in return for superior performance.

Measuring Performance – Compensation EBITDA

Our performance measure for purposes of our senior executive compensation program is a non-GAAP financial measure based on our EBITDA, or earnings before interest, taxes, depreciation and amortization, which we refer to herein as “Compensation EBITDA.” Compensation EBITDA is calculated by taking our adjusted EBITDA as publicly reported in our earnings press releases (“Adjusted EBITDA”) and further adjusting it as described below. We use Compensation EBITDA as the performance measure for our senior executives for both our annual performance-based bonus plan and our PSUs granted as part of our long-term equity incentive plan (except that, as described below, the performance measure for Ms. Tans is Booking.com’s Compensation EBITDA further adjusted primarily to account for inter-company transactions).

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How is Compensation EBITDA calculated?

The calculation of Compensation EBITDA is consistent for both our annual performance-based bonus plan and for PSUs granted as part of our long-term equity incentive plan, except that Compensation EBITDA is calculated on a pre-bonus basis for purposes of our annual performance-based bonus plan and on a post-bonus basis for purposes of our PSU awards. To arrive at Compensation EBITDA, we begin with Adjusted EBITDA and then:

•

Exclude the effect of any accounting changes during the applicable performance period (because the targets were set without regard to such changes);

•

Exclude the impact, to the extent reasonably quantifiable, of a business acquisition (so that management cannot “buy” earnings to meet performance targets) or a business disposition (so that management cannot “sell” losses to meet performance targets or be hurt if we decide to sell a profitable business);

•

Exclude stock-based compensation expense (because we changed our method of publicly reporting Adjusted EBITDA to include stock-based compensation expense but such expense was not included in the Compensation EBITDA targets applicable to the 2017 Bonus Plan or the 2017 PSUs); and

•

With respect to certain of our brands, apply fixed exchange rates to fixed earnings percentages consistent with those used to set the performance targets (so that our performance is measured consistently against the performance targets and senior executives are not rewarded or punished based on currency exchange rate fluctuations, which are out of their control, but rather are compensated based on management of the underlying business).

The Compensation Committee believes the above adjustments to Adjusted EBITDA to arrive at Compensation EBITDA are appropriate elements of our compensation program to achieve the financial performance goals described above. The Compensation Committee has made the use of fixed currencies with respect to certain of our brands a feature of Compensation EBITDA for many years to ensure that management is focused on the operational success of the business without incentivizing excessive or inappropriate risk taking or decision making based on short-term or speculative expectations regarding foreign exchange rates. In addition, the Compensation Committee believes that taking a fixed-currency approach more accurately addresses management performance, while ensuring that the interests of management and stockholders are aligned through any impact currency factors have on our stock price since equity compensation constitutes the largest component of our named executive officers’ compensation. The use of Adjusted EBITDA as the basis for Compensation EBITDA and these adjustments are intended to ensure that payments under our annual performance-based bonus plan and the issuance of shares under our PSUs represent the underlying growth of our core business and are not inflated or deflated due to “non-cash,” “one time” or “non-recurring” items, the translation impact of changes in certain foreign currency exchange rates, or the acquisition or disposition of assets between the time the plan was adopted and the end of the performance period.

The Compensation Committee has chosen to use the single performance metric of Compensation EBITDA for both our annual performance-based cash bonus plan and for our senior executive PSUs because the Committee believes that:

•

This approach properly balances incentives so that short-term and long-term decision making by management is also appropriately balanced;

•

An earnings growth based metric properly balances top-line growth with operating margin discipline over both the short term and the long term; and

•

A single metric based on earnings growth provides focus to management that is consistent with our basic philosophy that earnings growth will lead to long-term stockholder value.

Components of Executive Compensation in 2017

The Compensation Committee annually reviews each named executive officer’s total direct compensation, which consists of base salary and benefits, performance-based cash bonus opportunity and equity incentives. In addition to these primary compensation elements, the Compensation Committee reviews any other compensation to the extent applicable, and payments that would be required under various severance and change in control scenarios. In making compensation decisions, the Compensation Committee also takes into consideration historical compensation, including the unvested value of outstanding equity awards.

Before giving final approval to the annual compensation initiatives, the Compensation Committee and, with respect to our Chief Executive Officer, the Board, generally reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer. The tally sheet generally summarizes each executive officer’s total “target” compensation for the applicable year and, using a year-end stock price estimates the payments to be made to the officer under certain termination of employment and change in control scenarios. For 2017, with respect to our executive officers other than our Executive Chairman, the Compensation Committee made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above. With respect to Mr. Boyd’s compensation as Executive Chairman, our Board did not conduct this analysis in light of the short-term nature of his role as Executive Chairman and his fixed compensation arrangement for this role until the Annual Meeting.

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Base Salary

Base salary ranges for named executive officers are determined based on, among other things:

•

Information from the Compensation Peer Group described above;

•

Individual performance of the executive, including level of responsibility and breadth of knowledge; and

•

Internal review of the executive’s total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Consistent with our belief that senior executive compensation should be highly performance-based, base salaries for our named executive officers are generally towards the low end of the Compensation Peer Group and therefore well below “market.”

For 2017, the Compensation Committee made no changes to the annual base salaries of our named executive officers who were serving as executive officers in 2016, except that (a) Mr. Fogel’s salary increased to $750,000 in connection with his appointment as Chief Executive Officer on January 1, 2017 and (b) Mr. Boyd’s 2017 base salary was based on his appointment as Executive Chairman on January 1, 2017 and the specific responsibilities accompanying that role.

Annual Performance-Based Cash Bonus

Both the funding of our 2017 executive bonus pool and the bonuses received by our executives for 2017 reflected our strong 2017 performance. Our executive bonus plan provides for an aggregate “pool” based on our annual Compensation EBITDA performance. The amount in the pool increases as a percentage of Compensation EBITDA as our Compensation EBITDA increases (until the cap on the pool is reached), and senior executive individual cash bonuses are paid from this pool (other than Ms. Tans’ bonus, which is discussed below). As a result, annual bonuses (other than for Ms. Tans, which is discussed below) are funded from our annual earnings so that, as a general matter, it is unlikely there would be sufficient bonus funding for executive officers to achieve above “market” cash compensation unless we meaningfully exceed our budgeted Compensation EBITDA targets.

Generally in order for our senior executives to achieve their target annual bonus amounts, we must achieve our budgeted annual Compensation EBITDA, which is set at a level that requires meaningful year-over-year growth. To the extent we exceed our Compensation EBITDA budgeted amount, the senior executive bonus pool will be greater than the target amount and both aggregate and individual bonuses would likely exceed target bonus amounts. To the extent we do not meet our Compensation EBITDA budgeted amount, the senior executive bonus pool and individual bonuses would likely be less than target bonus amounts. However, in both cases, the Compensation Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards or downwards. In many years, and again with respect to 2017, notwithstanding the significant over-achievement of the Compensation EBITDA budget, the aggregate amount of bonuses awarded from the senior executive bonus pool by the Compensation Committee was less than the full amount of the available pool.

The fundamental principle underlying our 2017 performance-based cash bonus plan (the “2017 Bonus Plan”) was that the bonus pool for senior executives, including the named executive officers, (other than Ms. Tans as discussed below) would only be meaningfully funded if we had significant year-over-year earnings growth, taking into account foreign exchange rates, the size of our business, market expectations regarding our growth, and our expectations regarding the growth of our Compensation Peer Group, including our primary global, direct competitor. The Compensation Committee believed at the time of adoption of the 2017 Bonus Plan that in order for the 2017 senior executive bonus pool to be funded at a level equal to that of 2016, we would need to achieve earnings growth that would: (i) be significantly higher than our budgeted growth rate, (ii) represent strong performance compared to our competition, and (iii) reward stockholders. The Compensation Committee felt that requiring us to achieve significant year-over-year earnings growth to achieve target bonus amounts constituted a significant hurdle and meant that each named executive officer's bonus was at significant risk.

For 2017, Ms. Tans’ target performance-based cash bonus was tied to the financial performance of our Booking.com business, for which she is responsible, rather than to that of Booking Holdings as a whole. Similar to the approach taken with respect to bonuses for our other named executive officers, the bonus pool from which Ms. Tans’ bonus would be paid would only result in “market” or above “market’ cash compensation if the Booking.com business over-performed against its plan. The performance metric for Ms. Tans’ bonus was Booking.com’s Compensation EBITDA as further adjusted primarily to take into account inter-company transactions. The Compensation Committee determined that having Ms. Tans’ cash bonus tied to the performance of the Booking.com business was appropriate to provide incentives based directly on the business for which she was responsible.

How did the 2017 Bonus Plan work?

The sole determinant of the funding of the 2017 Bonus Plan was our Compensation EBITDA performance, except in the case of Ms. Tans as discussed above, in which case it was the Compensation EBITDA of the Booking.com business as further adjusted primarily to address inter-company transactions. The 2017 Bonus Plan funded throughout 2017 as we met and/or exceeded the pre-established Compensation EBITDA targets.

In order for the aggregate corporate bonus pool (which includes the bonus pool from which senior executive bonuses are paid (other than Ms. Tans' bonus, as discussed above)) to be funded at its maximum level, we needed to achieve 2017 year-over-year Compensation EBITDA growth of approximately 19.8% after

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taking into account the effect of foreign exchange rate changes on the 2017 Compensation EBITDA targets as compared to those for 2016. That level of growth was determined to be above the 75th percentile growth rates for our peers. The cap on the 2017 bonus pool was set at less than the actual amount of the 2016 bonus pool. If Compensation EBITDA growth was 5.9%, the growth rate used to establish our 2017 operating plan and therefore target bonuses (again, taking into account the effect of foreign exchange rate changes on the 2017 Compensation EBITDA targets as compared to those for 2016), the aggregate corporate bonus pool (which includes the bonus pool from which senior executive bonuses are paid (other than Ms. Tans's bonus)) would be funded at a level that would have represented a year-over-year decrease of approximately 80%.

As the growth targets above illustrate, significant funding of the 2017 Bonus Plan for our named executive officers would only occur upon our achievement of significant year-over-year Compensation EBITDA growth that was well above the median growth level of our peers. While the 2017 Bonus Plan did not provide for individual maximum or minimum amounts for the named executive officers, it did provide for a maximum aggregate funding of the bonus pool from which senior executive bonuses were paid.

2017 Compensation EBITDA Performance Relative to 2016 Actual Achievement
At Target	5.9% growth
At Maximum	19.8% growth
Actual	10.5% growth

2017 Performance and Funding of the 2017 Bonus Plan

We achieved year-over-year Compensation EBITDA (on a fixed currency basis) growth of approximately 10.5%, which substantially exceeded the 2017 budget used to set target bonus levels described above. As a result, the senior executive bonus pool under the 2017 Bonus Plan was funded in amounts well above target, representing approximately 88% of maximum pool funding but approximately 16% less than the prior year. With respect to Ms. Tans, her bonus was funded from the bonus pool applicable to our Booking.com business. Based on the 2017 performance of our Booking.com business, that pool was also funded in amounts well above target.

Individual Bonus Amounts

As discussed above, the 2017 base salaries of the named executive officers were significantly under “market” as determined by Mercer, which, as a general matter has consistently been the case over prior years. Consequently, bonus targets for the named executive officers (which are set forth in the Grants of Plan-Based Awards Table on page 53) were higher than the competitive market. However, we would need to have meaningful over-performance for bonus amounts to result in “market” total cash compensation compared with the cash compensation provided by companies in the Compensation Peer Group. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to our performance through the 2017 Bonus Plan. The Compensation Committee established bonus targets for 2017 for the named executive officers ranging from 190% to 250% of annual base salary. The Compensation Committee reserved the right in its discretion to decrease or increase individual payouts below or above target amounts, notwithstanding our financial performance.

In early 2018, the Compensation Committee reviewed our 2017 financial results and worked with Mr. Fogel, who served as our Chief Executive Officer and President during 2017, to develop appropriate 2017 bonus amounts for our executive officers, other than himself. Final bonus amounts for the named executive officers were based on a subjective assessment of each such named executive officer’s performance and contributions during 2017. In exercising it's discretion, the Compensation Committee considered, among other things, each individual's contribution to our strong 2017 financial and operating performance, including our strong EBITDA growth, booking room night growth and gross travel bookings growth. The Compensation Committee exercised its discretion and did not attempt to quantify, rank or assign specific weight to any single factor (other than our Compensation EBITDA performance as described above) in making its bonus decisions. The bonuses paid to such executive officers were paid in March 2018 and appear in the Summary Compensation Table for 2017 under the “Non-Equity Incentive Plan Compensation” column.

Mr. Fogel

Based on the Company’s performance in 2017 and Mr. Fogel’s strong leadership, the Compensation Committee and the Board authorized the Company to pay Mr. Fogel a $6 million bonus for 2017. Consistent with the approach taken to determine chief executive officer bonus compensation in prior years, Compensation EBITDA performance as described above was the sole determinant in calculating the funding of the 2017 Bonus Plan from which Mr. Fogel’s bonus was paid and was the primary consideration in determining the amount of Mr. Fogel’s ultimate bonus.

From the Compensation Committee’s perspective, the Company’s operating and financial performance was an impressive accomplishment in any year, but even more impressive given it was Mr. Fogel’s first year as Chief Executive Officer and the potential organizational and business instability and disruption that could have resulted from the transition, as well as the competitive and macro-economic environment in which we operate. In evaluating Mr. Fogel’s 2017 performance and arriving at his 2017 bonus, the Compensation Committee and the Board also considered, among other things, the following:

•

Our strong operating and financial performance in 2017, including:

•

20.9% room nights booked growth;

•

20.5% gross profit growth; and

•

18% adjusted EBITDA growth;

•

Our industry-leading operating margin (36.5% in 2017);

•

The growth in inter-company gross profit;

•

Mr. Fogel’s outstanding leadership in his first year as Chief Executive Officer;

•

Mr. Fogel’s strategic leadership and vision, including the continued development of our long-term strategy with the Board;

•

Mr. Fogel’s judicious allocation of capital, including in respect of our acquisition of Momondo Group and investment in Meituan-Dianping;

•

Mr. Fogel’s strong working relationship with our brands;

•

The significantly increased collaboration among our brands; and

•

Mr. Fogel’s healthy, open and constructive relationship with employees and the Board, and his excellent working relationship with our Executive Chairman, Mr. Boyd.

The Compensation Committee and Board also considered a number of other subjective and qualitative factors in its evaluations, such as Mr. Fogel’s integrity, ethics, commitment, people management skills and investor and Board communication skills.

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After reviewing our position in the market relative to other leading global online travel companies and the over-achievement of our 2017 financial targets, as well as the organizational and business challenges facing us in 2017, the Compensation Committee and the Board believed that the bonus amount authorized by the Board and paid to Mr. Fogel was appropriate.

Mr. Boyd

As mentioned above, Mr. Boyd’s compensation arrangement in connection with his service as Executive Chairman did not provide for a bonus opportunity. As a result, although Mr. Boyd fulfilled his duties as Executive Chairman exceptionally well, he did not receive a 2017 bonus.

Other Named Executive Officers

The bonuses paid to the other named executive officers reflected our strong performance during 2017, which is described in detail above. The bonus amounts also reflect the factors described below.

Mr. Finnegan’s bonus is in recognition of, among other things, his role as Chief Financial Officer, his role in developing our annual financial plan, his oversight of our treasury activities, including the successful completion of two debt offerings, his effective management of our stock repurchase program, and his oversight of our finance department and investor relations function. Mr. Finnegan's bonus also reflects his contributions to a smooth transition for Mr. Fogel upon his appointment as Chief Executive Officer.

Ms. Tans’ bonus reflects her role as President and Chief Executive Officer of our Booking.com brand during 2017, including her effective leadership of Booking.com and Booking.com’s outstanding 2017 operating and financial performance.

Mr. Millones’ bonus is in recognition of, among other things, his oversight of our legal department, corporate governance matters, global human resource matters and litigation and his organization and coordination of and assistance with the Board's activities. In addition, Mr. Millones' bonus also reflects his contributions to a smooth transition for Mr. Fogel upon his appointment as Chief Executive Officer.

In determining bonus amounts for the named executive officers, other than our Chief Executive Officer and Executive Chairman, in addition to considering the factors described above, the Compensation Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each named executive officer’s ability to act and think strategically, ability to get results, ability to demonstrate a strong leadership style, integrity, ethics and ability to foster global cooperation.

Equity Incentives

Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the “market” levels, as described above, of total “target” direct compensation (total “target” cash compensation plus the “target” value of long-term equity awards) of executives within the Compensation Peer Group. When it makes grants, the Compensation Committee also considers the size and current value of previous grants, in particular the current unvested value of previous grants. As with the determination of base salaries and bonus awards, the Compensation Committee exercises judgment and discretion in view of the above criteria and its general policies.

PSUs

In connection with the 2017 compensation planning process, the Compensation Committee authorized, and we granted, PSUs to the named executive officers (other than Mr. Boyd). All of the 2017 PSUs granted to the named executive officers, other than Ms. Tans, are tied to our Compensation EBITDA performance over the three-year period ending December 31, 2019 and are forfeitable if certain minimum performance thresholds are not achieved. The number of shares that could be issued at the end of the three-year performance period ranges from zero to two times the “target” grant, depending on our performance over the period. In setting our 2017 PSU performance targets we considered our 2017 budget, our expectations for the global travel market, and internal and external projections over the three-year performance period (including analyst projections) for us and our peer group. We strive to establish PSU performance targets that will motivate our management and result in meaningful Compensation EBITDA growth over the performance period while also allowing us to make investments we consider necessary to maximize shareholder value over the long-term. Ms. Tans’ 2017 PSUs are tied to the Compensation EBITDA (as further adjusted primarily to take into account inter-company transactions) of our Booking.com business over the three-year performance period ending December 31, 2019. The number of shares that could be issued to her at the end of the three-year performance period ranges from one to two times the “target” grant, depending on Booking.com’s performance over that period. As a result, Ms. Tans’ PSUs are not forfeitable in that, subject to continued employment, at least the “target” number of shares will be issued to her.

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The 2017 PSUs granted to each of the named executive officers will vest and be earned, subject to continued employment by us, on the three-year anniversary of the grant date if the Compensation EBITDA hurdles below are accomplished over the three-year performance period (except that Ms. Tans’ grant had a 1x minimum and was based on the performance of our Booking.com business):

If Compensation EBITDA for the three-year period ending December 31, 2019 is:	Then, the number of shares that will be issued is:

Compensation EBITDA target for the three-year

period ending December 31, 2019 expressed as a

multiple of Compensation EBITDA for the

three-year period ending December 31, 2016

(reflects upper limit of each applicable tier of

Compensation adjusted EBITDA):

Less than $13.3 billion	—	Greater than 1.1x
Between $13.3 billion and $14.6 billion	0x to 1x the “target” grant	1.3x
Between $14.6 billion and $15.5 billion	1x the “target” grant	1.3x
Between $15.5 billion and $17.2 billion	1x to 2x the “target” grant	1.5x
Above $17.2 billion	2x the “target” grant	1.5x

Except in the case of Ms. Tans’ PSUs (which are based on the performance of our Booking.com business and which are not subject to a minimum performance threshold), the 2017 PSUs awarded to our named executive officers will be forfeited and no shares will be issued if, over the three-year performance period, we do not increase our cumulative Compensation EBITDA by at least approximately 14.8% over our cumulative Compensation EBITDA for the three-year period ending December 31, 2016 (2014 through 2016).

The Compensation Committee estimated at the time of adoption – based on information available in early 2017 and our expectations regarding the growth of our primary global, direct competitor and other select travel and technology companies that management, Mercer and the Committee felt were relevant – that the three-year performance thresholds and forfeiture thresholds set forth above represented significant growth hurdles. Accordingly, the Compensation Committee believed that if we were to achieve the cumulative Compensation EBITDA hurdles above, our stockholders would be rewarded. The Compensation Committee believed that the three-year performance period ensures that executives are focused on longer-term performance and serves as a significant retention device.

RSUs

Although for a number of years the primary equity component of the compensation program for senior executives has been PSUs, from time to time the Compensation Committee has also granted restricted stock units to senior executives. In some cases, RSU awards have been used together with PSUs. For example, RSUs have been used in connection with the hiring of a new senior executive or the promotion of a senior executive to provide retention incentives during the first years of employment to balance the uncertainty associated with PSUs in the case of a new hire.

Accordingly, in connection with his becoming our Chief Executive Officer and President, Mr. Fogel received a one-time promotion RSU award of $7 million. This award vests, subject to continuous service, on the third anniversary of the March 2017 grant date.

As discussed above, given that the nature of Mr. Boyd’s appointment as Executive Chairman until the Annual Meeting, the Board and the Compensation Committee designed a compensation package that was appropriate for that role. That compensation package included a modest salary and an RSU award that vests immediately prior to the Annual Meeting, but did not include a bonus component. Mr. Boyd’s RSU award was designed to ensure that a significant portion of his compensation was tied to our stock price performance. The Board felt that, given the temporary nature of his assignment and the nature of his duties, the use of an RSU award (rather than a long-term PSU) was appropriate.

Stock Options

Since our adoption of FASB ASC Topic 718 (formerly known as FAS 123(R)) on January 1, 2006, we have not granted any stock options and currently do not intend to do so going forward. In connection with certain business acquisitions, including KAYAK in May 2013 and OpenTable in July 2014, we have assumed outstanding stock options granted by the acquired companies prior to the acquisition.

Stockholder Dilution

Finally, in connection with administering our equity plans, including when considering equity awards to executive officers, the Committee considers the dilutive impact of such awards on stockholders. For 2017, our stock-based compensation expense as a percentage of year-end market capitalization was below the fifth percentile of our Compensation Peer Group.

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Change in Control and Severance Benefits

Change in Control

Our equity grants do not provide for “single trigger” accelerated vesting solely upon the occurrence of a change in control. Rather, acceleration will only occur with respect to those grants upon certain terminations of employment that occur coincident with or following a change in control or upon certain terminations of employment that occur independently from a change in control. As a general matter, upon a termination of employment by us “without cause” or by the employee on account of his death or disability (and in some circumstances, for “good reason”) that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to occur on the date on which the employee is terminated coincident with or following such change in control (on a pro-rata basis based on the portion of the performance period that has expired).

No excess parachute payment tax gross-ups

Section 4999 of the U.S. Internal Revenue Code provides that certain individuals may be subject to additional taxes if they receive certain payments of benefits in connection with a change of control (“excess parachute payments”), and Section 280G of the Internal Revenue Code provides that we may forfeit a tax deduction on the amounts subject to this additional tax. We have not provided for tax gross-ups in respect of Section 4999 in any new or materially modified compensatory arrangements with our executive officers for many years and none of our executive officers are entitled to tax gross-ups in respect of Section 4999. Further, the Compensation Committee has formally adopted a policy not to approve any Section 4999 tax gross-ups or similar tax reimbursement arrangements related to excess parachute payments in any new or materially modified compensatory arrangements with our directors or executive officers.

With respect to each of Messrs. Fogel and Millones, our Chief Executive Officer and President, and Executive Vice President and General Counsel, respectively, if any payment made pursuant to his employment agreement would be an excess parachute payment, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute an excess parachute payment if such reduction would result in an increase in the aggregate payments and benefits to be provided to him, determined on an after tax basis. See Potential Payments Upon a Change in Control and/or Termination beginning on page 60 for additional details.

Severance Benefits

Each of the named executive officers, other than Mr. Boyd, is entitled to receive severance benefits upon, among other things, a termination “without cause” or, in some cases, “for good reason.” The arrangements with our executive officers provide severance payments in an amount that the Compensation Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices as well as the duration of non-competition agreements between us and our executive officers. The payments and other benefits are provided because the Compensation Committee considers a termination “without cause” or for “good reason,” as applicable, not to be employee-initiated, that under different circumstances would not have occurred and which are beyond the control of the separated individual. The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements beginning on page 56 for additional details.

Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the named executive officers, depending on their geographic location. For all eligible U.S.-based employees and certain eligible employees based outside the United States, we have a 401(k) plan. The 401(k) plan in which our eligible named executive officers participate allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the U.S. Internal Revenue Code, on a pre-tax basis. We add a cash match to this 401(k) plan for all participants, including those named executive officers who participate in the plan, of 50% of the first 6% of compensation deferred as contributions. The 401(k) match made to each of the participating named executive officers is reflected in the All Other Compensation column of the Summary Compensation Table.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security, financial services or country club memberships.

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The Role of Management

Our Chief Executive Officer, Chief Financial Officer and Executive Vice President and General Counsel provide significant input to the Compensation Committee when developing the structure of, and setting performance metrics for, our annual performance based bonus plan and annual equity grants. Our Chief Executive Officer provides detailed recommendations to the Compensation Committee of base salary, annual performance-based bonus plan opportunities and awards and long-term equity incentive award values for our executive officers other than himself. For our executive officers other than our Chief Executive Officer, the Compensation Committee receives a performance assessment and compensation recommendation from our Chief Executive Officer in executive session without the presence of other executive officers. The Compensation Committee gives significant weight to our Chief Executive Officer’s judgment when assessing the performance of each of the other executive officers and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers’ performance and contributions to our business. See Corporate Governance and Board Matters – Committees of the Board of Directors on page 26 for more details on the 2017 compensation planning process.

The Board meets annually at the beginning of the year with our Chief Executive Officer to agree upon his performance objectives (which generally are stated in terms of Company objectives) for the year. Generally and as deemed necessary or appropriate, our Chief Executive Officer reviews our annual objectives with the Board and discusses our year-to-date performance against those objectives from time to time during the year. At the beginning of the following year, our Chief Executive Officer presents to the Compensation Committee a summary of his and our performance over the past year. The Compensation Committee then meets in executive session without the presence of management (including our Chief Executive Officer) to review the performance of, and develop compensation recommendations for, the Chief Executive Officer. The Compensation Committee chairperson also discusses with each member of the Board our Chief Executive Officer’s performance. The Board then meets in executive session (without the presence of our Chief Executive Officer) to discuss our Chief Executive Officer’s performance and the Committee’s compensation recommendations. The Board then deliberates, discusses the review to be given to our Chief Executive Officer and determines the actual payout amount of our Chief Executive Officer’s bonus for the prior fiscal year and establishes target total compensation for our Chief Executive Officer for the current year.

The Role of the Compensation Consultant

The Compensation Committee engaged Mercer Inc., an outside global human resources consulting firm, to advise and counsel the Committee on our compensation program for the named executive officers. Mercer has been working with the Compensation Committee for approximately sixteen years in connection with the Committee’s review of senior executive compensation. In addition to providing compensation program advice to us, Mercer has at times provided services to certain of our subsidiaries, including employee benefit plan consulting services and healthcare insurance services. An affiliate of Mercer provides insurance brokerage services to us, and another affiliate of Mercer has provided commercial consulting services to one of our subsidiaries from time to time. The aggregate fees paid by us to Mercer for advice on the amount or form of executive compensation in 2017 were approximately $370,000. The aggregate fees paid to Mercer by us or our subsidiaries for other services in 2017 were approximately $640,000, the aggregate amount paid to Mercer’s affiliate for insurance brokerage services in 2017 was approximately $250,000, and the aggregate fees paid to Mercer’s other affiliate for consulting services in 2017 were approximately $170,000. We also purchased various products, including compensation data, from Mercer for approximately $570,000. The decision to engage Mercer’s affiliate for these insurance brokerage services was made by the Nominating and Corporate Governance Committee, after evaluating the relationship of Mercer’s affiliate with us and the Compensation Committee’s engagement of Mercer; and Mercer’s affiliate was retained directly by the Nominating and Corporate Governance Committee. The decision to engage Mercer’s other affiliate for consulting services was made by management of the relevant subsidiary. After reviewing information provided by Mercer regarding its independence and considering the independence factors required by SEC rules, the Compensation Committee determined that Mercer was independent and did not find that any conflicts of interest existed in connection with the services Mercer performed for the Compensation Committee in 2017 or otherwise with respect to our 2017 compensation program.

At the direction of the Compensation Committee, management generally provides Committee materials to Mercer and discusses materials and recommendations with Mercer in advance of each Committee meeting. Mercer considers the information presented to the Compensation Committee and discusses the information with the Committee. Mercer generally attends Compensation Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Compensation Committee, management (generally our Executive Vice President and General Counsel and our Senior Vice President, Human Resources) regularly asks Mercer to provide calculations and market data to be used by the Committee in its decision-making process. The Compensation Committee periodically requests our Executive Vice President and General Counsel and his staff to seek Mercer’s input, analysis or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee. The chairperson of the Compensation Committee and/or management may also independently seek Mercer’s advice on various compensation-related matters to assist the Committee in its decision-making process.

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During 2017, among other things, Mercer assisted the Compensation Committee on the following matters:

•

Advised the Committee on the compensation for Mr. Goulden, the Company’s new Chief Financial Officer (as of March 1, 2018);

•

Advised the Committee on the composition of the Compensation Peer Group;

•

Prepared analyses of executive officer compensation levels as compared to the Compensation Peer Group and made compensation recommendations;

•

Evaluated the design and provided advice on the appropriateness of our 2017 performance-based bonus plan and long term incentives;

•

Prepared tally sheets and IRC Section 280G analyses to determine “excess parachute payments;” and

•

Provided assistance in determining the “CEO Pay Ratio” that appears later in this proxy statement.

In addition, during 2017, Mercer advised the Compensation Committee on our non-employee director compensation program and the proposed amendment of our 1999 Omnibus Plan to include a cap on annual non-employee director compensation described in Proposal 4 in this proxy statement.

2017 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). At our annual meeting of stockholders held in June 2017, 95.3% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in favor of approving the executive compensation described in our 2017 proxy statement. The Compensation Committee regards the results of the stockholder vote as an indication that our executive compensation practices effectively align executive compensation with stockholder interests and therefore did not implement any changes as a direct result of the vote. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when structuring and implementing compensation programs for executive officers.

2017 Advisory Vote on the Frequency of the Vote on Executive Compensation Results and Consideration

In 2017 in accordance with rules of the Securities and Exchange Commission, our stockholders voted on whether they would prefer that we hold our say-on-pay votes each year, every two years or every three years. Our Board of Directors recommended that we continue to hold say-on-pay votes on an annual basis, and our stockholders agreed, with 92.6% of those voting for one of the three options voting in favor of continuing with an annual say-on-pay vote.

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Key Governance Matters

Stock Ownership Guidelines

Under our stock ownership guidelines, each current executive officer is required to own the number of shares of our common stock indicated below. As of March 31, 2018, each current executive officer listed below was in compliance with the guidelines (whether due to the number of shares owned or the value of shares owned).

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines – the Lesser of:	Number of Shares Owned as of March 31, 2018(1)	Value of Shares Owned as of March 31, 2018(2)
Glenn D. Fogel, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	22,657	$47,135,396
Jeffery H. Boyd, Executive Chairman	5,000 shares or shares valued at three times base salary	61,337	$127,604,881
David I. Goulden, Chief Financial Officer and Executive Vice President	5,000 shares or shares valued at three times base salary	21(3)	$43,688
Gillian Tans, President and Chief Executive Officer, Booking.com	5,000 shares or shares valued at three times base salary	4,246	$8,833,336
Peter J. Millones, Executive Vice President and General Counsel	5,000 shares or shares valued at three times base salary	3,603	$7,495,645
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 31 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $2080.39 on March 29, 2018.

(3)

Mr. Goulden became Chief Financial Officer on March 1, 2018 and, as a result, will be permitted to reach the ownership guidelines over time.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under 2017 Non-Employee Director Compensation and Benefits beginning on page 65. Our stock ownership guidelines are detailed in our Corporate Governance Principles, a copy of which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

Short-Selling, Hedging and Pledging Prohibitions

We do not allow our executive officers or directors to speculate in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls. We also do not permit our executive officers or directors to enter into hedging transactions with respect to their ownership of our securities or to pledge any of our securities.

Pre-arranged Trading Plans

We encourage, but do not require, our executive officers to effect any disposal of shares of our common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) and our internal guidelines. We have established guidelines for the adoption and implementation of 10b5-1 Plans, including the following:

•

A 10b5-1 Plan must be adopted during an open trading window.

•

The first proposed sale under a 10b5-1 Plan generally cannot occur until the first fiscal quarter following the fiscal quarter in which the plan is adopted. Specifically, the first proposed sale under a 10b5-1 Plan generally may not be before the second trading day following the filing of our next Form 10-Q with the

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SEC after the 10b5-1 Plan is adopted or, in the case of plans implemented during the fourth quarter of a calendar year, not before the second trading day following the public release of our fourth quarter and year-end financial information.

•

A 10b5-1 Plan must generally have a minimum of a one-year term. A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chairperson of our Compensation Committee or, if such chairperson is unavailable, the chairperson of our Audit Committee.

•

Sales under a 10b5-1 Plan may occur during a closed trading window.

We reserve the right to modify the terms of our 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and directors that were in existence on March 31, 2018. The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 31, 2018 and excludes shares that may have been previously sold. It is provided as a summary only and does not set forth all of the material terms and conditions of such 10b5-1 Plans.

Name and Principal Position	Total Shares Subject to Plan	Date of Adoption	End Date
Gillian Tans, President and Chief Executive Officer, Booking.com	3,240	12/7/2017	The earlier of the sale of all of the shares or March 15, 2019.
Jeffrey Epstein, Director	750	12/5/2017	The earlier of the sale of all of the shares or December 31, 2018.

Consistent with our past practices, we intend to continue to update the list on a quarterly basis following the closing of our trading window and post the updated list on our corporate website (www.bookingholdings.com) under the tab “For Investors.” We will also file a Current Report on Form 8-K promptly after the adoption of any 10b5-1 Plan by our Chief Executive Officer or Chief Financial Officer.

Equity Award Dates

The Compensation Committee selected March 4, May 12, August 12 and November 12 as the dates of grant for equity awards (to the extent the Committee authorizes any awards) to executive officers and other employees in 2018. The Compensation Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion. All grants are or will be, as applicable, approved in advance by the Compensation Committee or, on an exception basis, the chairperson of the Compensation Committee.

Clawbacks

Effective as of February 7, 2013, we adopted a policy with respect to the “clawback” of executive compensation pending adoption by the SEC and The Nasdaq Stock Market of final rules on the matter. In general and subject to the terms and conditions of the policy, the policy provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or Code, provides that compensation in excess of $1,000,000 paid to certain executive officers (and certain former executive officers, starting in 2018) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1,000,000 limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, subject to certain transition relief.

Prior to the repeal described above, the Compensation Committee’s primary objective in designing and administering our compensation policies was to support and encourage the achievement of our long-term strategic goals and to enhance stockholder value, all as described above. When consistent with this compensation philosophy, the Compensation Committee could choose to structure our compensation programs such that compensation paid thereunder could potentially be tax deductible. However, the Compensation Committee has historically believed, and continues to believe, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even

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though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible.

In particular, as discussed above under Components of Executive Compensation in 2017 – Performance-Based Cash Bonus, the Compensation Committee determined to retain discretion under the 2017 Bonus Plan to make adjustments to what was included or excluded from the Compensation EBITDA metric in order to ensure that the results measured in the 2017 Bonus Plan represent the underlying growth of our core business, as well as discretion to increase or decrease the amounts paid under the 2017 Bonus Plan. In addition, the performance criteria of the 2017 Bonus Plan were not approved by our stockholders. As a result, payments under the 2017 Bonus Plan, which were funded as the result of significant year-over-year earnings growth, are not tax deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Craig W. Rydin, Chairman
Tim Armstrong
Jeffrey E. Epstein
James M. Guyette

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows compensation earned during 2017, 2016 and 2015, except for Mr. Boyd as noted below, by the persons who served as our Executive Chairman, our Chief Executive Officer, our Chief Financial Officer and the next two most highly-compensated executive officers serving at the end of 2017. These individuals are referred to as the “named executive officers.” Information for Mr. Boyd is for 2017 and 2016 only, in accordance with applicable SEC rules, since he was not a named executive officer as of December 31, 2015. Titles shown in the table are titles held as of December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Jeffery H. Boyd(1) Executive Chairman	2017	150,000	—	5,000,558		—	0		8,424	(6)	5,158,982
	2016	373,013	—	8,092,792		—	8,000,000	(4)	33,291	(7)	16,499,096

Glenn D. Fogel President and Chief Executive Officer	2017	750,000	—	20,999,915		—	6,000,000	(3)	24,543	(6)	27,774,458
	2016	315,000	—	4,499,397		—	1,500,000	(4)	8,416	(7)	6,322,813
	2015	315,000	—	4,200,545		—	1,200,000	(5)	11,952	(8)	5,727,497
Daniel J. Finnegan Chief Financial Officer	2017	315,000	—	4,500,849		—	1,300,000	(3)	8,619	(6)	6,124,468
	2016	315,000	—	4,499,397		—	1,200,000	(4)	8,291	(7)	6,022,688
	2015	315,000	—	4,200,545		—	1,200,000	(5)	8,488	(8)	5,724,033
Gillian Tans(9) President and Chief Executive Officer, Booking.com	2017	621,695	—	8,000,546		—	5,030,076	(3)	1,070	(6)	13,653,387
	2016	498,356	—	12,198,482		—	4,405,440	(4)	1,001	(7)	17,103,279
	2015	360,335	—	4,799,700		—	1,108,723	(5)	1,000	(8)	6,269,758
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	2017	330,000	—	4,500,849		—	1,500,000	(3)	8,630	(6)	6,339,479
	2016	330,000	—	4,499,397		—	1,700,000	(4)	8,291	(7)	6,537,688
	2015	330,000	—	4,200,545		—	1,200,000	(5)	12,133	(8)	5,742,678

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(1)

Mr. Boyd became our Executive Chairman effective January 1, 2017, and did not receive any non-employee director compensation in 2017.

(2)

Represents the aggregate grant date fair value of (a) PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2017, (b) RSUs granted to Mr. Boyd and Mr. Fogel in 2017, (c) PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2016, (d) RSUs granted to Mr. Boyd and Ms. Tans in 2016, (e) PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2015, and (f) RSUs granted to Ms. Tans in 2015, in each case computed in accordance with FASB ASC Topic 718. With respect to Mr. Boyd, includes 71 RSUs granted on March 4, 2016 with a grant date fair value of $92,516, calculated using the grant date share price of $1,303.04, the closing price of our common stock on March 3, 2016, the trading day prior to the March 4, 2016 grant date, as non-employee director compensation for Mr. Boyd’s service as a director and Chairman of our Board. Mr. Boyd did not receive any additional non-employee director compensation after he became our employee effective April 27, 2016. For PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2017, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Fogel, Finnegan and Millones, and Ms. Tans under the 2017 PSU awards is 2 times the “target” amount, which would result in a value of $28,001,044, $9,001,689, $9,001,689 and $16,001,092, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2016, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Fogel, Finnegan and Millones, and Ms. Tans under the 2016 PSU awards is 2 times the “target” amount, which would result in a value of $8,998,794, $8,998,774, $8,998,794 and $14,397,888, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Fogel, Finnegan and Millones, and Ms. Tans in 2015, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Fogel, Finnegan and Millones, and Ms. Tans under the 2015 PSU awards is 2 times the “target” amount, which would result in a value of $8,401,090, $8,401,090, $8,401,090 and $8,999,749, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the named executive officers. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)

Represents 2017 cash awards paid in 2018 under the 2017 Bonus Plan.

(4)

Represents 2016 cash awards paid in 2017 under the 2016 Bonus Plan.

(5)

Represents 2015 cash awards paid in 2016 under the 2015 Bonus Plan.

(6)

With respect to Messrs. Boyd, Fogel, Finnegan and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2017 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2017. With respect to Mr. Fogel, the amount also includes $15,852 of legal fees and costs associated with entering into his Employment Agreement as our President and Chief Executive Officer effective January 1, 2017. These legal fees were not subject to gross-up and were included as imputed income to Mr. Fogel and taxed accordingly. With respect to Messrs. Finnegan and Millones, the amount also represents $250 of certain perquisites available to all our employees during 2017. With respect to Ms. Tans, the amount represents the U.S. Dollar value of certain perquisites available to all Booking.com employees during 2017.

(7)

With respect to Messrs. Boyd, Fogel, Finnegan and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2016 with respect to life insurance and accidental death and dismemberment insurance for the benefit of each such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2016. With respect to Mr. Boyd, the amount also represents $25,000 of non-employee director compensation received by Mr. Boyd for his service as a director and as Chairman of our Board for the period from January 1, 2016 to April 27, 2016, when Mr. Boyd became our employee. Mr. Boyd did not receive additional compensation for his service on our Board after April 27, 2016. With respect to Mr. Fogel, the amount also represents $125 of certain perquisites available to all of our employees during 2016. With respect to Ms. Tans, the amount represents the U.S. Dollar value of perquisites available to all Booking.com employees during 2016.

(8)

With respect to Messrs. Fogel, Finnegan and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2015 with respect to life insurance and accidental death and dismemberment insurance for the benefit of each such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2015. With respect to Messrs. Fogel, Finnegan and Millones, the amount also represents the U.S. Dollar value of certain perquisites available to all of our employees during 2015, consisting of the following: $3,714 to Mr. Fogel and a related tax gross-up of $1,464, $250 to Mr. Finnegan and $3,895 to Mr. Millones and a related tax gross-up of $1,895. With respect to Ms. Tans, the amount represents the U.S. Dollar value of perquisites available to all Booking.com employees during 2015.

(9)

For 2017, the compensation for Ms. Tans is translated into U.S. Dollars using an average exchange rate of 1.13035 U.S. Dollars to 1 Euro. For 2016, the compensation for Ms. Tans is translated into U.S. Dollars using an average exchange rate of 1.10136 U.S. Dollars to 1 Euro. For 2015, the compensation for Ms. Tans is translated into U.S. Dollars using an average exchange rate of 1.1087 U.S. Dollars to 1 Euro. The amounts comprising Ms. Tans’ “All Other Compensation” were generally translated into U.S. Dollars using the exchange rate in effect at the time the respective amounts were paid or reimbursed.

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Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2017. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2017 Bonus Plan at the time the plan was adopted; actual payouts were made in March 2018 based on the attainment by us of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” for the 2017 fiscal year.

Name	Grant Date	Date Grant Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffery H. Boyd	3/4/2017	2/21/2017				—	—	—	2,882	5,000,558
Glenn D. Fogel	3/4/2017	2/21/2017				—	8,069	16,138		14,000,522
	3/4/2017	2/21/2017				—	—	—	4,034	6,999,393
	—	—	—	1,875,000	N/A
Daniel J. Finnegan	3/4/2017	2/21/2017				—	2,594	5,188	—	4,500,849
	—	—	—	661,500	N/A
Gillian Tans	3/4/2017	2/21/2017			N/A	4,611	4,611	9,222	—	8,000,546
	—	—	—	1,243,390	N/A
Peter J. Millones	3/4/2017	2/21/2017				—	2,594	5,188	—	4,500,849
	—	—	—	627,000	N/A
(1)

These columns show the target amount, at the time the 2017 Bonus Plan was adopted, of the payout for each named executive officer under the 2017 Bonus Plan. The actual payments for 2017 for each named executive officer are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table. The business measurements and performance goals for determining the payouts are described in the Compensation Discussion and Analysis beginning on page 34.

(2)

These columns show the “Threshold,” “Target” and “Maximum” number of shares of our common stock that could be issued in connection with PSUs granted in 2017 under our 1999 Omnibus Plan. The performance period commenced on January 1, 2017 and ends on December 31, 2019. The target payouts for Messrs. Fogel, Finnegan and Millones are performance-driven and therefore completely at risk. The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs are described in the Compensation Discussion and Analysis beginning on page 34.

(3)

Represents the aggregate grant date fair value of PSUs and RSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. Grant Date Fair Value for the PSUs granted on March 4, 2017 to Messrs. Fogel, Finnegan and Millones, and Ms. Tans, and the RSUs granted on March 4, 2017 to Messrs. Boyd and Fogel, was calculated using the target number of shares multiplied by the share price of $1,735.10, which was the closing price of our common stock on March 3, 2017, the trading day prior to such grant date. As of December 31, 2017, the estimated probable number of shares that will be issued in connection with the PSUs at the end of the performance period is 1.062 times the “target” grant amount, except in the case of Ms. Tans’ PSUs, where the number is 1.332 times the “target” grant amount. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2017, included in our Annual Report on Form 10-K for the year ended December 31, 2017.

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Outstanding Equity Awards at 2017 Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our named executive officers at fiscal year-end 2017, including any unvested RSUs and/or unvested PSUs with performance and/or service conditions that have not yet been satisfied as of December 31, 2017. There are no unexercised stock option awards, either vested or unvested, held by our named executive officers. The market value of the stock awards is based on the closing per share market price of our common stock on December 29, 2017, which was $1,737.74.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Jeffery H. Boyd	2,882	(1)	5,008,167	—		—
Glenn D. Fogel	4,034	(2)	7,010,043	29,808	(3)	51,798,554
Daniel J. Finnegan	—		—	18,858	(4)	32,770,301
Gillian Tans	4,059	(5)	7,053,487	27,604	(6)	47,968,575
Peter J. Millones	—		—	18,858	(7)	32,770,301
(1)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Boyd in March 2017 that are scheduled to vest at our 2018 annual stockholders meeting (on June 7, 2018).

(2)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Fogel in March 2017 that are scheduled to vest in March 2020.

(3)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 6,764 shares for which the performance period commenced on January 1, 2015 and ended on December 31, 2017, and which vested and were issued on March 4, 2018. Includes 6,906 shares for which the performance period commenced on January 1, 2016 and ends on December 31, 2018, and 16,138 shares for which the performance period commenced on January 1, 2017 and ends on December 31, 2019. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment by us.

(4)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 6,764 shares for which the performance period commenced on January 1, 2015 and ended on December 31, 2017, and which vested and were issued on March 4, 2018. Includes 6,906 shares for which the performance period commenced on January 1, 2016 and ends on December 31, 2018. The actual number of shares to be issued for such grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment by us. Includes 5,188 shares for which the performance period commenced on January 1, 2017 and ends on December 31, 2019. Mr. Finnegan has agreed to forfeit such grant in connection with his retirement, effective May 15, 2018.

(5)

Represents (i) 114 shares of our common stock that vested and were issued in March 2018 pursuant to RSUs granted to Ms. Tans in November 2015 and (ii) 3,945 shares of our common stock that will be issued pursuant to RSUs granted to Ms. Tans in May 2016 that are scheduled to vest in May 2019.

(6)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 7,246 shares for which the performance period commenced on January 1, 2015 and ended on December 31, 2017, and which were vested and issued on March 4, 2018. Includes 11,136 shares for which the performance period commenced on January 1, 2016 and ends on December 31, 2018, and 9,222 shares for which the performance period commenced on January 1, 2017 and ends on December 31, 2019. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(7)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 6,764 shares for which the performance period commenced on January 1, 2015 and ended on December 31, 2017, and which vested and were issued on March 4, 2018. Includes 6,906 shares for which the performance period commenced on January 1, 2016 and ends on December 31, 2018, and 5,188 shares for which the performance period commenced on January 1, 2017 and ends on December 31, 2019. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment by us.

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Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our named executive officers in 2017. There were no options exercised by our named executive officers in 2017.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffery H. Boyd	6,313	10,594,359(1)
Glenn D. Fogel	5,978	10,372,428(2)
Daniel J. Finnegan	5,978	10,372,428(2)
Gillian Tans	3,059	5,307,671(3)
Peter J. Millones	5,978	10,372,428(2)
(1)

Reflects vesting of (a) 3,157 RSUs in January 2017 with a per share market price of $1,466.06, the closing price of our common stock on December 30, 2016 and (b) 3,156 RSUs in June 2017 with a per share market price of $1,892.38, the closing price of our common stock on June 8, 2017.

(2)

Reflects vesting of PSUs in March 2017 with a per share market price of $1,735.10, the closing price of our common stock on March 3, 2017.

(3)

Reflects vesting of 2,990 PSUs and 69 RSUs in March 2017, each with a per share market price of $1,735.10, the closing price of our common stock on March 3, 2017.

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EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have an employment agreement with each of our named executive officers. The agreements are of varying duration and generally provide for minimum annual base salaries. In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his or her position in our annual bonus and long-term compensation plans generally made available to our senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. A summary is provided below of each named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2017 that provide for accelerated vesting (or similar provisions) upon a change in control or termination.

Mr. Boyd

Effective January 1, 2017, Mr. Boyd became Executive Chairman of our Board. We entered into an agreement with Mr. Boyd on December 15, 2016 (the “Executive Chairman Agreement”), which provides for a fixed term from January 1, 2017 through immediately prior to our 2018 annual meeting of stockholders (on June 7, 2018), which is terminable at will by either party at any time. Mr. Boyd is not entitled to any severance payments whether in connection with a change in control or otherwise pursuant to the Executive Chairman Agreement. Mr. Boyd is not otherwise entitled to any additional benefits.

Equity Instruments

RSUs

The RSUs granted to Mr. Boyd in March 2017 will vest and be settled immediately prior to our 2018 annual meeting of stockholders, subject to Mr. Boyd’s continued service as Executive Chairman through such date. Prior to such date, if our Board terminates his role as Executive Chairman or if Mr. Boyd terminates his service as Executive Chairman for any reason, Mr. Boyd will receive a pro-rata portion of RSUs based on the number of days elapsed from January 1, 2017 through and including the date of termination. However, if prior to or within 30 days after any such termination our Board determines in good faith that there were grounds to terminate Mr. Boyd for “Cause,” he will not vest in any of the RSUs.

Mr. Fogel

Effective January 1, 2017, Mr. Fogel became our President and Chief Executive Officer and was appointed to the Board. On December 15, 2016, we entered into an employment agreement with Mr. Fogel effective January 1, 2017 (the “2017 Employment Agreement”) in connection with his appointment as our President and Chief Executive Officer and as a member of the Board.

2017 Employment Agreement

Term

Mr. Fogel’s 2017 Employment Agreement has an initial three-year term beginning January 1, 2017, which is terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the 2017 Employment Agreement will not be extended.

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Fogel’s employment without “Cause” (as defined in the agreement) or by Mr. Fogel for “Good Reason” (as defined in the agreement), Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and

(3)

continuation for eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

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If Mr. Fogel’s employment is terminated without “Cause” or by Mr. Fogel for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Fogel will be entitled to the following severance compensation and benefits:

(1)

three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 36-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and

(3)

continuation for up to eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

Termination as the Result of Death or “Disability”

In the event of a termination of Mr. Fogel’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Fogel’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Fogel, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Fogel’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Fogel were our employee.

Other

In addition, subject to certain limitations, if severance remuneration payable under the 2017 Employment Agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Fogel determined on an after tax basis. Concurrently with the 2017 Employment Agreement, Mr. Fogel also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Fogel in March 2017 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2017 (the grant date of such PSUs) as of the date of his termination of service) of Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

•

If a “Change in Control” occurs prior to March 4, 2020 and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of days that had elapsed since March 4, 2017 (the grant date of such PSUs) as of the effective date of the “Change in Control”) of Mr. Fogel’s “target” PSU grant and the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Fogel would also receive a pro-rata portion of Mr. Fogel’s “target” PSU grant (based on the number of days that had elapsed since the effective date of the “Change in Control” as of the date of his termination) without the application of the performance multiplier.

The PSUs granted to Mr. Fogel in March 2016 and 2015 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2016 or 2015 as of the date of his termination of service) of Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

•

If a “Change in Control” occurs prior to January 1, 2019 or January 1, 2018, as applicable, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2016 or January 1, 2015, as applicable, as of the effective date of the “Change in Control”) of Mr. Fogel’s “target” PSU grant and the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Fogel would also receive a pro-rata portion of Mr. Fogel’s “target” PSU grant (based on the number of full months that had elapsed since the effective date of the “Change in Control” as of the date of his termination) without the application of the performance multiplier.

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•

If a “Change in Control” occurs on or after January 1, 2019 or January 1, 2018, as applicable, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the 12th fiscal quarter completed since January 1, 2016 or January 1, 2015, as applicable.

RSUs

The RSUs granted to Mr. Fogel in March 2017 provide for pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability,” in each case based on the number of days elapsed from March 4, 2017 (the grant date of such RSU) through and including the date of termination.

Mr. Finnegan

In connection with Mr. Finnegan’s transition from serving as our Chief Financial Officer and Chief Accounting Officer to that of consultant following his retirement, we entered into a transition agreement with Mr. Finnegan on May 11, 2017 (the “Transition Agreement”), which was amended on March 1, 2018. The Transition Agreement, as amended, provided, among other things, that Mr. Finnegan would (a) continue to be employed as our Chief Financial Officer and Chief Accounting Officer pursuant to the terms of his Employment Agreement until his successor began employment; (b) thereafter be employed part-time through May 15, 2018 (the “Subsequent Employment Period”); (c) from May 15, 2018 until March 4, 2019, serve as a consultant to the Company; (d) be eligible for a target bonus for the year ending December 31, 2017, but not for subsequent years; and (e) agree to forfeit his 2017 PSU award, but continue to vest in his 2016 and 2015 PSU awards in accordance with their terms. Mr. Finnegan ceased to be our Chief Financial Officer and Chief Accounting Officer on March 1, 2018.

Employment Agreement

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Finnegan’s employment by us without “Cause” (as defined in the agreement with Mr. Finnegan) or by Mr. Finnegan for “Good Reason” (as defined in the agreement), Mr. Finnegan will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee.

Pursuant to the Transition Agreement, Mr. Finnegan agreed that the change in his position, duties and responsibilities during the Subsequent Employment Period would not constitute “Good Reason” under his Employment Agreement or in respect of any of his PSU awards.

Other

Mr. Finnegan entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Finnegan is subject to one-year non-competition and non-solicitation obligations following Mr. Finnegan’s termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Finnegan in March 2017, 2016 and 2015, respectively, would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

Ms. Tans

Amended and Restated Employment Agreement

Effective April 27, 2016, Ms. Tans became our Booking.com brand's President and Chief Executive Officer. Ms. Tans and Booking.com entered into an employment agreement dated February 19, 2015 in connection with Ms. Tans becoming Booking.com's Chief Operating Officer. The employment agreement does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in the Netherlands, which is currently one month in the event of a termination by Ms. Tans and three months in the event of a termination by us. The agreement automatically terminates upon Ms. Tans reaching the pensionable age under an applicable pension agreement or under the General Old Age Pensions Act in the Netherlands (which is generally age 65). On May 19, 2016, Booking.com and Ms. Tans amended and restated the employment agreement in connection with her appointment as Booking.com's President and Chief Executive Officer. The amended and restated Employment Agreement is substantially similar to Ms. Tans' prior employment agreement, except that it provides for an increased annual base salary.

Termination without “Cause”

In the event of a termination of Ms. Tans’ employment by us without “Cause” (as defined in the agreement with Ms. Tans), Ms. Tans will be entitled to receive, among other things, in addition to her compensation accrued through the date of

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termination of her employment, severance compensation and benefits of one times her base salary (including holiday allowance) and target bonus (not to exceed a maximum of one times her annual base salary including holiday allowance).

Other

The employment agreement with Ms. Tans includes certain confidentiality, non-competition, and non-solicitation provisions. It also includes a commuting costs reimbursement not to exceed €200 per month.

Equity Instruments

PSUs

As of December 31, 2017, with respect to accelerated vesting upon a termination of employment, the PSUs granted to Ms. Tans in March 2017, 2016 and 2015 would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

RSUs

The RSUs granted to Ms. Tans in November 2015 provide for accelerated vesting upon a termination without “Cause” or a termination as a result of death or “Disability.” The RSUs granted to Ms. Tans in May 2016 provide that upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability,” Ms. Tans will receive a pro-rata portion of the RSUs based on the number of full months that had elapsed from May 12, 2016 (the grant date of such RSU) as of the date of termination.

Mr. Millones

Employment Agreement

Termination without “Cause” or for “Good Reason”

In the event of a termination of Mr. Millones’ employment by us without “Cause” (as defined in the agreement with Mr. Millones) or by Mr. Millones for “Good Reason” (as defined in the agreement), then Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee (in the event of a “Change in Control,” as defined in the agreement, continuation of benefits is for two years following the termination of employment).

Termination as a Result of Death or “Disability”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability” (as defined in such agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2)

in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee; and

(3)

in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were our employee.

Other

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Millones in March 2017, 2016 and 2015, respectively, would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

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POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION

The following tables estimate the payments required to be made to each named executive officer in connection with a termination of his or her employment upon specified events or a change in control, assuming a $1,737.74 per share price for our common stock (the closing market price on December 29, 2017). The amounts shown also assume that the termination or change in control was effective December 31, 2017, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2018, 2018 changes in the cost of health benefit plans, equity grants made in 2018 or the unvested pro-rata portion of equity awards for which the performance or vesting period extends beyond December 31, 2017. However, amounts shown do reflect incremental amounts due to the named executive officer upon or as a result of the specified event. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” and “Disability,” as applicable, have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the person’s last date of employment was December 31, 2017, the named executive officer would only receive his or her accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Mr. Boyd

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	—	—	—	—	—
Pro Rated Bonus	—	—	—	—	—
Equity and Benefits:
Performance Share Units	—	—	—	—	—
Restricted Stock Units	3,494,595	3,494,595	3,494,595	—	3,494,595
Stock Options	—	—	—	—	—
Health & Welfare	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—
Relocation	—	—	—	—	—
TOTAL:	3,494,595	3,494,595	3,494,595	—	3,494,595

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Mr. Fogel

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	5,250,000	5,250,000	7,875,000	—	—
Pro Rated Bonus	1,875,000	1,875,000	1,875,000	—	1,875,000
Equity and Benefits:
Performance Share Units	25,946,196	25,946,196	25,946,196	—	25,946,196
Restricted Stock Units	1,937,580	1,937,580	1,937,580	—	1,937,580
Stock Options	—	—	—	—	—
Health & Welfare(1)	27,757	27,757	27,757	—	18,505
Tax Gross-Up	—	—	—	—	—
TOTAL:	35,036,533	35,036,533	37,661,533	—	29,777,281
(1)

Benefit amounts are based on 2017 annual premiums paid by us for medical, dental and vision coverage. In the case of termination due to disability, Mr. Fogel is entitled to an additional $540 term life insurance benefit.

Mr. Finnegan

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	976,500	976,500	976,500	—	—
Pro Rated Bonus	661,500	661,500	661,500	—	—
Equity and Benefits:
Performance Share Units	21,744,341	21,744,341	21,744,341	—	21,744,341
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	18,732	18,732	18,732	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	23,401,073	23,401,073	23,401,073	—	21,744,341
(1) Benefit amounts are based on 2017 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

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Ms. Tans

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:(1)
Base Salary and Target Bonus	1,342,861	1,342,861	1,342,861	—	—
Pro Rated Bonus	—	—	—	—	—
Equity and Benefits:
Performance Share Units	29,923,883	29,923,883	29,923,883	—	29,923,883
Restricted Stock Units	3,767,420	3,767,420	3,767,420	—	3,767,420
Stock Options	—	—	—	—	—
Health & Welfare	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	35,034,164	35,034,164	35,034,164	—	33,691,303
(1) Ms. Tans’ compensation is translated into U.S. Dollars using an average exchange rate of 1.13035 U.S. Dollars to 1 Euro.

Mr. Millones

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,914,000	1,914,000	1,914,000	—	—
Pro Rated Bonus	627,000	627,000	627,000	—	627,000
Equity and Benefits:
Performance Share Units	21,744,341	21,744,341	21,744,341	—	21,744,341
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	18,743	18,743	18,743	—	18,743
Tax Gross-Up	—	—	—	—	—
TOTAL:	24,304,084	24,304,084	24,304,084	—	22,390,084
(1) Benefit amounts are based on 2017 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Note to the Potential Payments Upon a Change in Control and/or Termination Tables Above. Under applicable SEC rules, we are required to estimate the potential payments to each of the named executive officers upon termination or change in control assuming the event occurred on December 31, 2017, the last day of our most recently-completed fiscal year. However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2018.

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2017 CEO PAY RATIO

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer, Mr. Fogel, as disclosed in the Summary Compensation Table, to the total annual compensation of our median employee (excluding our Chief Executive Officer). To identify our median employee, we used our worldwide employee population (without exclusions, other than Mr. Fogel) as of October 31, 2017 and salary, wage, overtime and bonus compensation information from our payroll records. We annualized compensation for those employees who did not work for the Company for the entire fiscal year. We did not make any cost-of-living adjustments, and we excluded the value of equity awards because we do not distribute annual equity awards to all employees.

Based on the methodology described above, the total compensation of our median employee was $46,355 and the ratio of Mr. Fogel’s total 2017 compensation to the total 2017 compensation of our median employee is 599 to 1. Mr. Fogel’s total 2017 compensation includes a one-time promotion RSU award of $7 million in connection with his becoming our Chief Executive Officer on January 1, 2017. This award is intended to be a one-time grant to provide a retention incentive during Mr. Fogel’s first years of employment as our Chief Executive Officer, to balance the uncertainty associated with his PSU award grant, which is tied to our Company’s performance and subject to forfeiture. If we exclude the value of this one-time promotion grant from Mr. Fogel’s total 2017 compensation, the ratio of his total 2017 compensation to that of our median employee is 448 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The pay ratio reported by other companies may not be comparable to our pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.

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EQUITY COMPENSATION PLAN INFORMATION

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In addition, in connection with our acquisition of KAYAK Software Corporation in May 2013, Buuteeq, Inc. in June 2014, OpenTable, Inc. in July 2014 and Rocket Travel, Inc. (“RocketMiles”) in March 2015, we assumed equity plans of those acquired companies (the “Assumed Company Plans”). We may continue to grant equity awards under certain of the Assumed Company Plans to employees of the applicable acquired company and, subject to certain limitations, other employees of us or our other subsidiaries. The Compensation Committee has broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards under the Plan and the Assumed Company Plans.

The table below presents information as of December 31, 2017 regarding the Plan and the Assumed Company Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted-average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities as reflected in the first column)(3) (#)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	0	0.00	2,129,531
Equity Compensation plans not approved by security holders
2005 KAYAK Plan(4)	26,501	362.37	—
2012 KAYAK Plan(4)	924	607.59	3,566
Buuteeq Plan(5)	1,041	258.81	2,549
OpenTable Plan(6)	2,753	782.21	71,699
RocketMiles Plan(7)	106	230.37	3,490
TOTAL:	31,325		2,210,835
(1)

Excludes an aggregate of 694,623 unvested RSUs and unvested PSUs outstanding at December 31, 2017, consisting of 591,696 unvested shares under the 1999 Omnibus Plan, 10,390 shares under the 2012 KAYAK Plan, and 91,997 under the OpenTable Plan.

(2)

The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.

(3)

With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2017, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(4)

The assumed KAYAK plans include the Amended and Restated KAYAK Software Corporation 2012 Equity Incentive Plan and the KAYAK Software Corporation 2005 Equity Incentive Plan (the “2005 KAYAK Plan”). No further grants may be made under the 2005 KAYAK Plan, although the stock options shown in the table were outstanding as of December 31, 2017.

(5)

The assumed Buuteeq plan is the Buuteeq, Inc. Amended and Restated 2010 Stock Plan.

(6)

The assumed OpenTable plan is the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan.

(7)

The assumed RocketMiles plan is the Amended and Restated Rocket Travel, Inc. 2012 Stock Incentive Plan.

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2017 NON-EMPLOYEE DIRECTOR
COMPENSATION AND BENEFITS

For 2017, directors who were also our employees received no additional compensation for serving on our Board.

Non-Employee Director Compensation Program

2017 Program

In consultation with Mercer, the Compensation Committee’s outside compensation consultant, the Compensation Committee and the Board approved the compensation program for the non-employee members of the Board. Under the program as in effect in 2017, non-employee directors received an annual cash retainer of $60,000 and an annual restricted stock unit (RSU) award representing shares of common stock valued at approximately $265,000 on the date of grant (in 2017, this resulted in RSUs representing 142 shares of common stock being granted to each non-employee director in May 2017). These RSUs vest on the day after the one-year anniversary of the date of grant, and vesting will accelerate upon a change in control or if the director's service on the Board terminates as a result of the director's death or disability.

In addition, members of the Audit Committee receive an additional $20,000 annual cash retainer, members of the Compensation Committee receive an additional $15,000 annual cash retainer and members of the Nominating and Corporate Governance Committee receive an additional $10,000 annual cash retainer, for each such committee on which they serve. Further, the chairperson of the Audit Committee receives an additional cash retainer of $20,000, and the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee each receive an additional $15,000 annual cash retainer. Additional compensation, if any, for service on temporary or special Board committees will be determined from time to time by the Board or the Compensation Committee if such committees are formed.

Mr. Guyette served as the Lead Independent Director in 2017. The Lead Independent Director receives an additional annual cash retainer of $40,000. Mr. Boyd served as Executive Chairman of our Board in 2017. As Chairman of the Board, Mr. Boyd was entitled to receive an additional annual cash retainer of $25,000 and an additional annual RSU award representing shares of common stock valued at approximately $110,000 on the date of grant. Following his appointment as our Executive Chairman effective January 1, 2017, Mr. Boyd was compensated as an executive officer, and his compensation is set forth in the Summary Compensation Table on page 51, and did not receive additional compensation under the non-employee director compensation program (including for his service as Chairman of our Board).

We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings.

Annual Compensation Limit

We are proposing to amend our 1999 Omnibus Plan to include a limit on the annual compensation for non-employee directors of $750,000. This amendment and other amendments to the plan are being presented for stockholder approval at the Annual Meeting and are described in more detail herein under Proposal 4 on page 74.

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The following table shows compensation earned during 2017 by all non-employee directors serving at any time during fiscal 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Tim Armstrong	75,000	264,674	—	—	339,674
Jan L. Docter	80,000	264,674	—	—	344,674
Jeffrey E. Epstein	95,000	264,674	—	—	359,674
James M. Guyette	140,000	264,674	—	—	404,674
Robert J. Mylod, Jr.	37,742	264,674			302,416
Charles H. Noski	100,000	264,674	—	—	364,674
Nancy B. Peretsman	70,000	264,674	—	—	334,674
Thomas E. Rothman	70,000	264,674	—	—	334,674
Craig W. Rydin	110,000	264,674	—	—	374,674
Lynn M. Vojvodich	70,000	264,674	—	—	334,674
(1)

This column reports the amount of cash compensation earned in 2017 for Board and committee service.

(2)

This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2017, included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.

(3)

As of December 31, 2017, our non-employee directors had the following outstanding equity awards:

•

Tim Armstrong: RSUs for 1,101 shares (which includes 959 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes);

•

Jan L. Docter: RSUs for 142 shares;

•

Jeffrey E. Epstein: RSUs for 4,389 shares (which includes 4,247 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes);

•

James M. Guyette: RSUs for 142 shares;

•

Robert J. Mylod, Jr.: RSUs for 142 shares;

•

Charles H. Noski: RSUs for 555 shares (which includes 413 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes);

•

Nancy B. Peretsman: RSUs for 1,418 shares (which includes 1,276 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes);

•

Thomas E. Rothman: RSUs for 1,101 shares (which includes 959 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes);

•

Craig W. Rydin: RSUs for 1,209 shares (which includes 1,067 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes); and

•

Lynn M. Vojvodich: RSUs for 142 shares.

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Non-Employee Director Stock Ownership Guidelines

Our Stock Ownership Guidelines require that each non-employee director own shares of our common stock in an amount equal to or exceeding the lesser of 2,500 shares or shares valued at $350,000. Because the shares are fully vested and the director bears the economic risk of ownership (only delivery of the shares has been deferred), our Stock Ownership Guidelines consider vested stock-based equity awards that non-employee directors have properly elected to defer in accordance with the terms of their grant agreements and applicable law to be owned by the director under and for the purposes of our Stock Ownership Guidelines. We believe that allowing deferred shares to be counted for purposes of our Stock Ownership Guidelines has the additional benefit of acting as a holding period restriction as any deferred shares will not be delivered to the director until 60 or 90 days after termination of his or her Board service, depending on the terms of the deferral program in place at the time of the deferral. See Security Ownership of Certain Beneficial Owners and Management on page 31 for more details regarding stock ownership by our non-employee directors. The following table sets forth the number of shares deemed owned by each non-employee director as of March 31, 2018 for purposes of our Stock Ownership Guidelines.

Name	Number of Shares Required to be Owned under Our Stock Ownership Guidelines – the Lesser of:	Number of Shares Deemed Owned as of March 31, 2018(1)	Shares Valued Above $350,000 (Yes/No)(2)
Tim Armstrong	2,500 shares or shares valued at $350,000	1,009	Yes
Jan L. Docter	2,500 shares or shares valued at $350,000	978	Yes
Jeffrey E. Epstein	2,500 shares or shares valued at $350,000	9,237	Yes
James M. Guyette	2,500 shares or shares valued at $350,000	2,441	Yes
Robert J. Mylod, Jr.	2,500 shares or shares valued at $350,000	600	Yes
Charles H. Noski	2,500 shares or shares valued at $350,000	463	Yes
Nancy B. Peretsman	2,500 shares or shares valued at $350,000	4,626	Yes
Thomas E. Rothman	2,500 shares or shares valued at $350,000	1,009	Yes
Craig W. Rydin	2,500 shares or shares valued at $350,000	1,513	Yes
Lynn M. Vojvodich	2,500 shares or shares valued at $350,000	254	Yes
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 31 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $2080.39 on March 29, 2018.

The closing price of our common stock on March 29, 2018 was $2080.39 and therefore, as a result, all non-employee directors met the holding requirements of our Stock Ownership Guidelines for non-employee directors as of March 31, 2018.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee is currently comprised of four non-employee, independent directors: Messrs. Armstrong, Epstein, Guyette and Rydin. No member of the Compensation Committee is or was formerly an officer or an employee of us or had any related person transaction required to be disclosed in which we were a participant during the last fiscal year. In addition, none of our executive officers serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers. Related person transactions are generally identified in:

•

questionnaires annually distributed to our directors and executive officers;

•

certifications submitted annually by our executive officers and directors related to their compliance with our Code of Conduct;

•

communications made directly by the related person to the General Counsel; and

•

periodic internal reviews by management.

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•

the nature of the related person’s interest in the transaction;

•

the material terms of the transaction, including, without limitation, the amount and type of transaction;

•

the importance of the transaction to the related person;

•

the importance of the transaction to us;

•

whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•

any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction. This process is included in our Corporate Governance Principles, which is available on our corporate website (www.bookingholdings.com) under the tab “For Investors.”

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PROPOSAL 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (independent auditor) retained to audit our financial statements. Deloitte & Touche LLP has audited our financial statements since 1997. After taking into account its assessment of Deloitte & Touche LLP's prior service to us, the Audit Committee has selected Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2018. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor, and the advisability and potential impact of selecting a different independent auditor. Further, in conjunction with the mandated rotation of the independent auditor's lead engagement partner (which occurs at least every five years), the Audit Committee and its chairperson are directly involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. We are submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent auditor. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as our independent auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter.

The Board of Directors recommends a vote FOR Proposal 2.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, the Audit Committee of the Board of Directors of Booking Holdings Inc., have the responsibility to, among other things, oversee the preparation of the Company’s consolidated financial statements, the Company's system of internal controls and the qualifications, independence and performance of the Company’s independent registered public accounting firm (independent auditor). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company’s corporate website (www.bookingholdings.com) under the tab “For Investors.” We review the charter annually and work with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee. The Board has determined that each of us is an independent director based on The Nasdaq Stock Market’s listing rules and that each of us also satisfies the SEC’s additional independence requirements for members of audit committees. In addition, the Board has determined that each of Jeffrey E. Epstein and Charles H. Noski is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company's independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibility is to oversee these processes, and it relies on the expertise and knowledge of management, the internal auditor and the independent auditor in carrying out that role. The Audit Committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the Company's system of internal control.

The Audit Committee met eight times in 2017. Additional information regarding the Audit Committee's activities can be found above under Committees of the Board of Directors on page 26, Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm on page 69 and Board's Oversight of Risk on page 28.

The Audit Committee reviewed and discussed with management and the independent auditor the Company's quarterly earnings press releases and periodic reports for the year ended December 31, 2017, including the Company's 2017 audited financial statements and related annual report on Form 10-K, filed with the Securities and Exchange Commission (SEC). The Audit Committee also reviewed and discussed with management, the internal auditor and the independent auditor management’s assessment of the effectiveness of the Company's internal control over financial reporting. In connection with such discussions, the Company’s independent auditor addressed the matters required to be discussed with the Audit Committee by applicable PCAOB standards and SEC rules and regulations.

We have discussed with Deloitte & Touche LLP the matters required to be discussed by applicable PCAOB standards, which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

We have also received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Deloitte & Touche LLP its independence with respect to the Company. In addition, we have considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining its independence. Our meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP without the presence of management.

We also assessed Deloitte & Touche LLP’s performance as independent auditor during 2017, including the performance of the lead audit engagement partner and the audit team, a process we undertake on an annual basis. We reviewed a variety of indicators of audit quality relating to Deloitte & Touche LLP, including:

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the quality and candor of its communications with us and management, and its historical and recent performance on the Company’s audits;

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how effectively it maintained its independence and employed independent judgment, objectivity and professional skepticism;

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the quality of insight demonstrated in its review of the Company's assessment of internal control over financial reporting and remediation of control deficiencies;

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available external data about quality and performance, including reports by the PCAOB and Deloitte & Touche LLP's response to those reports;

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the appropriateness of its fees, taking into account the Company's size and complexity and the resources necessary to perform the audit; and

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its tenure as the Company's independent auditor and knowledge of the Company's global operations, accounting policies and practices, and internal control over financial reporting.

As a result of our evaluation, we concluded that the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 is in the best interests of the Company and its stockholders.

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Based on the review and discussions referred to above, and the Audit Committee’s review of the representations of management and the report of the independent auditor, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements and management’s assessment of internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Charles H. Noski, Chairman
Jan L. Docter
Jeffrey E. Epstein
Craig W. Rydin

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AUDITOR INDEPENDENCE

Deloitte & Touche LLP is our independent registered public accounting firm (independent auditor). The approximate aggregate fees billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) in 2017 and 2016 were as follows:

Type of Fees	2017 ($)	2016 ($)
Audit Fees	6,595,000	5,300,000
Audit Related Fees	225,000	397,000
Tax Fees	280,000	479,000
All Other Fees	10,000	5,200
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Audit Fees. The aggregate fees billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs and audit of management’s assessment of internal controls, for services related to debt offerings, equity offerings and acquisitions, and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. The increase in audit fees in 2017 as compared with 2016 was primarily due to services provided by Deloitte related to the adoption of the new revenue recognition standard on January 1, 2018, the acquisition of Momondo and the impact of the U.S. Tax Cut and Jobs Act on the Company.

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Audit Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” which include services for matters such as audits of employee benefit plans, consultation fees related to accounting matters, and certain agreed-upon procedure attestation reports.

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Tax Fees. The aggregate fees billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning, which include preparation and review of certain foreign tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters covering income tax, employee benefit plan tax, and non-income based tax matters.

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All Other Fees. The aggregate fees billed for other services rendered by Deloitte relate to licenses obtained for an online accounting research tool and to the facilitation of a training event.

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Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chairperson pre-approves all audit related services, tax services and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee chairperson is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed to date. All audit related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chairperson, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence.

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PROPOSAL 3	ADVISORY VOTE TO APPROVE 2017 EXECUTIVE COMPENSATION

At our 2017 annual meeting of stockholders, 95.3% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in support of our executive compensation program, which has remained substantially unchanged for many years. Since 2011, we have sought advisory approval of our executive compensation on an annual basis. This non-binding advisory vote is being provided as required pursuant to Section 14A of the Exchange Act and applicable SEC rules. Accordingly, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2017 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, our compensation program is designed to attract, motivate and retain highly talented individuals at all levels of the global organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. We believe that our compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including performance-based equity awards that vest after three years), and share ownership guidelines reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2017 compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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PROPOSAL 4	AMENDMENTS TO THE BOOKING HOLDINGS INC. 1999 OMNIBUS PLAN

In February 1999, we initially adopted the Booking Holdings Inc. 1999 Omnibus Plan, which was then called the priceline.com Incorporated 1999 Omnibus Plan and which was subsequently approved by our stockholders (which document we refer to herein as the Plan). Since such time, our stockholders have approved amendments to the Plan, including approving the current amended and restated version of the Plan in 2013.

The Plan has been and continues to be essential to our success in recruiting and retaining critical talent, and we believe our use of the Plan to provide equity incentives to executives and other employees has been key to the effective management of the Company and the creation of significant stockholder value over the last several years. The Board believes that providing directors, officers and employees with equity incentives such as restricted stock units and performance share units will contribute substantially to our continued success by further aligning the interests of directors and management with those of our stockholders. Additionally, our overall compensation philosophy places significant emphasis on equity compensation to reward, incentivize and retain management and key employees. Providing employees with the opportunity to share in our success through equity participation has been a key component in our success, which could not have been achieved without the dedication and productivity of our employees.

We are not asking stockholders to approve any additional shares for issuance under the Plan.

We are requesting that stockholders approve certain amendments to the Plan. In particular, we are requesting that stockholders approve amendments that limit the total compensation (including cash, equity and other compensation) of our non-employee directors for such service to $750,000 in any one calendar year (with the value of any such equity award based on the grant date fair value for financial reporting purposes).

In addition to amending the Plan to impose the annual limit on non-employee director compensation for such service described above, the proposed amendments to the Plan would make certain conforming and other immaterial changes to update and improve the Plan. Such changes include the following:

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renaming the Plan as the Booking Holdings Inc. 1999 Omnibus Plan to reflect our most recent name change to “Booking Holdings Inc.”

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revising the definition of “Cause” to conform it to the definition used in recent equity grant agreements, which includes willful and material violations of any of our codes of conduct or confidentiality agreements or a material breach of restrictive covenants;

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revising the definition of “Subsidiary” to expand the types of entities covered thereunder, except with respect to determining recipients of incentive stock options;

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making explicit that no dividends or dividend equivalents will be paid on any options granted under the Plan;

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removing the 6-month ownership requirement for using shares of our common stock to pay option exercise prices;

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revising the dividend provision for restricted stock awards to require that all dividends or distributions paid on restricted stock be subject to the same restrictions as apply to the restricted stock and held in escrow until all restrictions on the restricted stock have lapsed, rather than leaving such treatment to the discretion of the Compensation Committee;

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deleting certain references related to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended; and

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revising the tax withholding provision to reflect our current withholding practices.

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to certain executive officers (and certain former executive officers, starting in 2018) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m) of the Code. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1,000,000 limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. Accordingly, we have removed certain references to Section 162(m) of the Code in the Plan. Nonetheless, we have retained share limits and certain other features that promote shareholder interests. Also, to be clear, stockholders are not being asked to approve the Plan (or any of its provisions) for purposes of Section 162(m) of the Code. See page 49 of the Compensation Discussion and Analysis in this proxy statement for information regarding application of Section 162(m) to us and our compensation arrangements.

A description of the Plan, as it is proposed to be amended, follows. This description is only a summary and is qualified in its entirety by the provisions of the Plan, as proposed to be amended, which is attached hereto as Appendix C. Terms not defined herein have the meanings given to such terms in the Plan. A majority of the votes cast on this proposal at the Annual Meeting voting in favor of the proposed amendments to the Plan is required for its approval. As a result, abstentions and broker non-votes will have no effect on the outcome of the vote. The closing price per share of our common stock, which underlies any awards granted under the Plan, was $2080.39, as of March 29, 2018.

The Board of Directors recommends a vote FOR this Proposal 4.

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Summary of Material Terms of the Booking Holdings Inc. 1999 Omnibus Plan

The Plan is intended to promote our interests by (1) providing employees, directors and consultants appropriate incentives and rewards to encourage them to enter into and continue in our employ or service or the employ or service of our subsidiaries or affiliates, (2) aligning the interests of employees, directors and consultants with those of stockholders by providing employees, directors and consultants with a personal equity interest in our long-term success and (3) rewarding the long-term performance of individual officers, other employees, consultants and directors.

General

The Plan provides for the granting of equity awards to our officers, other employees, consultants and directors of the Company and those of our subsidiaries and affiliates as the Compensation Committee, which is the committee of the Board appointed to administer the Plan, may approve from time to time. Awards under the Plan may be made in the form of incentive stock options, non-qualified stock options, restricted stock or other awards, such as restricted stock units and performance share units.

Stock Subject to the Plan

The maximum number of shares of common stock previously issued or reserved for the grant or settlement of awards under the Plan is 11,595,833, subject to adjustment as provided in the Plan. The proposed amendments do not add additional shares to the Plan.

No more than 1,250,000 shares of stock may be awarded in respect of options, no more than 416,666 shares of stock may be awarded in respect of restricted stock and no more than 833,334 shares of stock may be awarded in respect of other stock-based awards to a single individual in any given year during the life of the Plan. In addition, none of our non-employee directors may receive compensation for such service in excess of $750,000 in any one calendar year (with the value of any equity award based on the grant date fair value for financial reporting purposes). Shares of common stock acquired upon the exercise or settlement of awards may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by us in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, canceled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the holder of such award, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan.

In addition, the following shares of stock shall not be added to the aggregate Plan limit described above (and therefore, in the case of (b) are counted against the aggregate Plan limit and in the cases of (a) and (c) are not considered available for future grant under the Plan): (a) shares of stock tendered in payment of the exercise price of an option; (b) shares of stock withheld by us to satisfy any tax withholding obligations; and (c) shares of stock that are repurchased by us with option exercise price proceeds.

Except as provided in an agreement evidencing the grant of an award, in the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of awards under the Plan, then the Compensation Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the:

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number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards;

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number and kind of shares of common stock or other property, including cash, issued or issuable in respect of outstanding awards;

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exercise price, grant price, or purchase price relating to any awards, provided that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code;

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performance criteria with respect to an award; and

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individual limitations applicable to awards.

Administration

The Plan is administered by the Compensation Committee, the composition of which is intended to satisfy the provisions of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee also has the authority, among other things, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or

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advisable in the administration of the Plan, in its sole discretion, including: the authority to grant awards; select grantees; determine the type, terms, conditions, restrictions and number of awards to be granted; make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or our financial statements, or in response to changes in applicable laws, regulations, or accounting principles; construe and interpret the Plan and any award; prescribe, amend and rescind rules and regulations relating to the Plan; determine the terms and provisions of agreements evidencing awards; and make all other determinations deemed necessary or advisable for the administration of the Plan.

The Compensation Committee may, in its absolute discretion, without amendments to the Plan:

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accelerate the date on which any option granted under the Plan becomes exercisable, waive or amend the operation of the Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option;

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accelerate the vesting or waive any condition imposed with respect to any restricted stock; and

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otherwise adjust any of the terms applicable to any award.

The Compensation Committee may, to the extent permitted by law, also delegate to one or more of its members or to one or more of our officers, or to one or more of our agents or advisors, such duties or powers as it may deem advisable, and the Compensation Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Compensation Committee or such person may have under the Plan.

Eligibility

All of our officers, directors, consultants and employees, and those of our subsidiaries or affiliates, are eligible to receive awards under the Plan. As of March 31, 2018, we had five (5) executive officers, ten directors (not including the Executive Chairman and the Chief Executive Officer who are directors as well as executive officers), approximately 1,500 consultants and approximately 24,000 employees. The basis for participation in the Plan by eligible persons is the selection of such persons by the Compensation Committee in its discretion.

Awards Under the 1999 Omnibus Plan

Stock Options

With respect to an option, the Compensation Committee shall specify the period or periods of continuous service by the participant with us or any of our subsidiaries that is necessary before the option or installments thereof will become exercisable. The “option exercise price,” which is the purchase price per share payable upon the exercise of an option, will be established by the Compensation Committee; provided, however, that the option exercise price may be no less than the “fair market value” of a share of common stock on the date of grant, which is determined as the closing sales price of a share of common stock on the Nasdaq Stock Market for the date immediately preceding the date of grant on which there was a sale of common stock. The option exercise price is payable by any one of the following methods or a combination thereof:

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in cash or by personal check, certified check, bank cashier’s check or wire transfer;

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in shares of common stock owned by the optionee and valued at their fair market value on the effective date of such exercise; or

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in such other manner as the Compensation Committee may from time to time authorize.

The Board will not, without the further approval of our stockholders, authorize the amendment of any outstanding option to reduce its exercise price. Furthermore, no option will be cancelled and replaced with an award having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of our stockholders.

Unless specified otherwise in an option agreement and except in the case of a change in control, no option will be exercisable prior to the first anniversary of the date of grant. Furthermore, no option will be exercisable after the tenth anniversary of the date the option is granted.

Restricted Stock

The Compensation Committee may authorize us to issue restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions, including the attainment of performance goals. The Plan provides that restricted shares of common stock with vesting conditions based solely on the passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a change in control, a termination without “cause” or other special circumstances; provided that the Compensation Committee may grant restricted shares of common stock with a different vesting schedule so long as the aggregate amount of such award, taken together with similar other stock-based awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan. Unless the Compensation Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions.

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Other Awards

Other awards valued in whole or in part by reference to, or otherwise based on, shares of common stock may be granted either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the Compensation Committee has the authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such other awards, including the attainment of performance goals. Awards granted under this provision include restricted stock units and performance share units. The Plan provides that such other awards with vesting conditions based solely on the passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a change in control, a termination with “cause” or other special circumstances. The Compensation Committee may grant other stock-based awards with a different vesting schedule so long as the aggregate amount of such award, taken together with restricted stock awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan.

Performance Goals

In the case of restricted stock and other awards, the Compensation Committee may establish performance goals, which may be based upon one or more of the following criteria: pre-tax or after-tax income; operating profit; return on equity, assets, capital or investment; earnings; earnings before interest, taxes, depreciation and/or amortization; book value per share; sales or revenues; operating expenses; margins; market share; gross bookings; hotel/accommodation room nights; and stock price appreciation, as the Compensation Committee may determine in its discretion. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, one of our subsidiaries or affiliates, or one of our divisions or strategic business units, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The performance goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. The Compensation Committee shall have the authority to make equitable adjustments to the performance goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any of our subsidiaries or affiliates or our financial statements or the financial statements of any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant nor any of a participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under the Plan and grants under the Plan may not be reduced by, or offset against, any amount owing by the participant to us or any of our subsidiaries or other affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code) (1) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology we select from time to time) and (2) we shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then we shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the first month after such six-month period.

Notwithstanding any provision of the Plan and grants under the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, we reserve the right to make amendments to the Plan and grants under the Plan as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Plan and grants under the Plan (including any taxes and penalties under Section 409A of the Code), and neither we nor any of our subsidiaries or other affiliates shall have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

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Amendment or Termination of the Plan

The Board may suspend or terminate the Plan or revise or amend it in any way at any time. However, stockholder approval will be required for any amendment if it (a) would materially increase the benefits accruing to participants under the Plan, (b) would materially increase the number of shares which may be issued under the Plan, (c) would materially modify the requirements for participation in the Plan or (d) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or the applicable principal national securities exchange upon which our common stock is traded or quoted. This does not restrict our Compensation Committee in its ability to exercise the discretionary authority described above under “Administration of the Plan.” No amendments may be made without the consent of a participant that would reduce such participant’s rights under any outstanding award granted under the Plan.

Successors and Assigns

The Plan provides that in the event of a merger, consolidation or other type of reorganization of our corporate group, all of our obligations under the Plan will be binding on any assign or successor of the Company. In addition, any references to the “Company” in the Plan and in any Agreement will be deemed to refer to such assigns or successors.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options

An optionee will not recognize any taxable income upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option by a domestic optionee, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The optionee’s tax basis for the common stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of common stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be treated as capital gain or loss.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option unless the optionee is subject to alternative minimum tax described below. The Company will not be entitled to a corporate tax deduction with respect to such grant or exercise.

If the optionee holds the stock acquired upon exercise of an incentive stock option for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the shares issued pursuant to an incentive stock option. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares issued pursuant to the incentive stock option.

If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of issuance of the shares to the optionee upon exercise of the incentive stock option, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee. Any further gain or loss after the date of exercise generally will be treated as capital gain or loss. A disposition of incentive stock option shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

Restricted Stock

A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income, for example, if a Section 83(b) election was previously made or the restrictions were previously removed, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares.

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Other Types Of Awards

The tax-treatment of any other stock-based award will vary depending on the terms of the awards. However, for restricted stock units and performance share units, the grantee will generally recognize ordinary income on the date that the shares underlying the award are delivered after vesting requirements are met, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares.

Tax Consequences to the Company or a Subsidiary

In general, to the extent that a participant recognizes ordinary income in the circumstances described above, the Company (or the subsidiary or affiliate for which the participant performs services) will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Benefits to Named Executive Officers and Others

Because the grant of awards pursuant to the Plan will be within the discretion of the Compensation Committee, it is not possible to determine the awards that will be made under the Plan. However, the following table outlines equity awards made in 2017 to the persons and groups identified:

1999 OMNIBUS PLAN

Name and Position	Dollar Value ($)(1)	RSUs (#)	PSUs (#)(2)
Jeffery H. Boyd, Executive Chairman	5,000,558	2,882	—
Glenn D. Fogel, President and Chief Executive Officer	20,999,915	4,034	8,069
Daniel J. Finnegan, Chief Financial Officer	4,500,849	—	2,594
Gillian Tans, President and Chief Executive Officer, Booking.com	8,000,849	—	4,611
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	4,500,849	—	2,594
All Current Executive Officers as a Group	38,501,869	6,916	15,274
All Non-Employee Directors	2,646,738	1,420
All Employees (excluding Executive Officers)	220,410,920	74,296	52,437
(1)

Represents grant date fair value, computed in accordance with FASB ASC Topic 718.

(2)

Assumes the target number of shares issuable pursuant to the awards are issued. The actual number of shares issuable pursuant to the 2017 PSUs could be as few as 56,338 shares (with an aggregate grant date fair value of $97,752,064) and as many as 139,190 shares (with an aggregate grant date fair value of $241,508,569), depending on the achievement of the performance criteria and the resulting performance factors applicable to the PSUs.

See Note 3 to our consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2017 for additional details.

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PROPOSAL 5	STOCKHOLDER PROPOSAL – INDEPENDENT BOARD CHAIRMAN

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 10 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company recently changing course and naming an independent board chairman. Caterpillar had strongly opposed a shareholder proposal for an independent board chairman as recently as its 2016 annual meeting. Wells Fargo also changed course and named an independent board chairman in 2016.

It was reported that 53% of the Standard & Poors 1,500 firms separate these 2 positions (2015 report): Chairman and CEO. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

An independent chairman is more important at Booking Holdings since our Lead Director, James Guyette, had 14-years long-tenure. Long-tenure can impair the independence of a director - no matter how well qualified. Independence is a priceless attribute in a Lead Director.

Mr. Guyette also had additional influence on the company because he was assigned a position on our Executive Pay Committee and our Nomination Committee. Plus Mr. Guyette does not bring fresh ideas to the company as a result of currently serving on any other Board of Directors.

And if Booking Holdings shareholders decide that Mr. Guyette should be replaced we do not have the right to act by written consent and we do not have the full opportunity to call for a special meeting available through state law.

Please vote to enhance the oversight of our CEO:

Independent Board Chairman - Proposal 5

Board of Directors Statement in Opposition to Proposal 5

The Board of Directors recommends a vote AGAINST this Proposal 5.

The Board has carefully reviewed and considered this Proposal 5 and believes that adoption of a policy to require that the Chairman of the Board be an independent director is not in the best interests of our company or our stockholders.

The Board has a long-standing policy, set forth in its Corporate Governance Principles, to choose its Chairperson in the manner it considers to be in the best interests of our company at any given point in time, which may include having an independent director or a non-independent director serve as Chairperson, or combining or separating the roles of Chairperson and CEO. The Board believes this policy provides critical flexibility to address the evolving needs of the Company and has served the Company and its stockholders well. In particular, this flexibility has proved to be a valuable tool in effectively managing two CEO successions when the Board separated the roles of Chairperson and CEO but appointed a non-independent Chairperson, the Company’s previous CEO, Jeffery Boyd, as Chairman and then Executive Chairman.

In accordance with recognized best practices, the Board has also adopted a long-standing policy, set forth in its Corporate Governance Principles, that it will appoint a Lead Independent Director in the event the Board Chairperson is not an independent director. The Board believes that Jim Guyette has served exceptionally well in this role.

A policy that would inhibit the Board's ability to select certain individuals from serving as Board Chairperson would deprive the Board of the opportunity to select the most qualified and appropriate individual to lead the Board at any given time. The proponent has not, and cannot, offer any governance failing or other objective rationale for the Proposal being appropriate for Booking Holdings. On the other hand, under its current policy, the Board has overseen sustained outstanding performance by the Company over many years and successfully managed the Company through two CEO successions while maintaining Mr. Boyd’s invaluable assistance to the Board and management. Accordingly, the Board believes that its current policy of having flexibility to determine under the particular circumstances who should serve as Chairperson of the Board, and not be required to utilize one approach for all circumstances, is in the best interests of the Company and its stockholders.

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Mr. Boyd, who served as our President and Chief Executive Officer from 2002 until 2013, and as our Interim CEO and President from April 2016 to December 2016, served as our Board Chairman from January 2013 until December 2016 and has served as Executive Chairman of our Board, a position we view as that of an executive officer, since January 2017. Under Mr. Boyd’s leadership, the Company has achieved excellent operational performance and substantial stock price appreciation. Mr. Boyd’s continued leadership as Chairman provides an important connection between the non-employee directors on the Board and Mr. Fogel, our CEO and President, due to Mr. Boyd's experience, judgment and substantial knowledge of both our business and operations and the responsibilities of the CEO position.

In light of Mr. Boyd’s recent service as our CEO and current service as our Executive Chairman, the Board maintains the position of Lead Independent Director, which the Board believes ensures the appropriate exercise of independent judgment by the Board and enhances the Board's active and objective oversight of the Company's management.

Mr. Guyette, the Chairman of the Nominating and Corporate Governance Committee, serves as the Lead Independent Director. The responsibilities of the Lead Independent Director can be found on our corporate website (www.bookingholdings.com) under the tab “For Investors” and include, among other things, the following:

•

to call, set the agenda for and lead meetings and executive sessions of the independent directors;

•

consult with the Board Chairperson and, if different, the CEO regarding Board meeting agendas;

•

from time to time as the Lead Independent Director deems necessary or appropriate, consult with the Board Chairperson and the CEO as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;

•

on a case-by-case basis and where appropriate, if requested by major stockholders, ensure availability for consultation and direct communication with such stockholders; and

•

authorize the retention of outside advisors and consultants who report directly to the Board.

In his roles as Lead Independent Director and Chairman of the Nominating and Corporate Governance Committee, Mr. Guyette plays the leading role in overseeing our Board evaluation process, our Board nominee searches and evaluations, our Board refreshment and diversity efforts and recommending our Board committee assignments. Over the last few years, these efforts have been successful in attracting new and diverse Board members as we continue our steady and deliberate Board refreshment plans. The Board believes that the responsibilities of the Lead Independent Director complement, and provide appropriate independent-director oversight of, our Executive Chairman and CEO structure, and that Mr. Guyette has performed these responsibilities exceptionally well.

Further, a substantial majority of our directors are independent based on The Nasdaq Stock Market's listing rules and our Corporate Governance Principles, and our Board believes that the independent directors provide effective oversight of management. Each of our Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is comprised entirely of independent directors. Thus, our independent directors provide oversight on critical issues such as the integrity of our financial statements, compensation decisions (including the compensation of our CEO and executive officers), related party transactions, and regular evaluations of the composition of the Board.

In addition, the Board believes that our strong corporate governance practices and policies, including the Board’s policy as to the role of Board Chairperson, provide effective independent oversight of management and Board accountability and responsiveness to stockholders. In addition to having a Lead Independent Director and having committees comprised solely of independent directors, our corporate governance practices (described in more detail in this proxy statement) include:

•

Majority voting in director elections;

•

Stockholder-approved proxy access;

•

Annual director elections (i.e., no classified board);

•

No super-majority voting provisions;

•

Stock ownership guidelines for directors and executive officers;

•

Stockholders can call special meetings;

•

No poison pill/rights plan;

•

Annual “say-on-pay” vote;

•

No hedging or pledging of stock by directors or executive officers; and

•

Disclosure of director and executive officer 10b5-1 Plans.

Finally, the Board believes that its current approach to the positions of Board Chairperson, CEO and Lead Independent Director is in the best interests of the Company and its stockholders at this time and has been instrumental in our strong operating and financial performance, which has resulted in significant returns to stockholders.

For all of these reasons, the Board believes that Proposal 5 is not in the Company's best interests or those of its stockholders.

The Board of Directors recommends that you vote AGAINST this Proposal 5. Your proxy will be so voted unless you specify otherwise on the proxy card.

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2019 STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2019 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 27, 2018.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2019 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 7, 2019 and no later than March 9, 2019.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2019 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 8, 2019 and no later than February 7, 2019.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

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ANNUAL MEETING INFORMATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 7, 2018

The enclosed proxy is solicited on behalf of the Board of Booking Holdings Inc. for use at our 2018 Annual Meeting of Stockholders to be held on Thursday, June 7, 2018, at 10:00 a.m. local (Eastern) time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Nasdaq MarketSite, 4 Times Square, New York, New York 10036. We intend to mail this proxy statement and the proxy card on or about April 26, 2018 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 12, 2018 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2018, 48,202,017 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 12, 2018 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting in person or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

For purposes of approving the matters to be voted upon at the Annual Meeting:

•

With respect to Proposal 1, the nominees for election to the Board who receive a majority of votes cast for the election of directors will be elected directors. With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

•

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

•

With respect to Proposal 3, the non-binding advisory vote to approve 2017 executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

•

With respect to Proposal 4, the vote to approve amendments to our 1999 Omnibus Plan, including an amendment to establish a limit on the annual compensation payable to non-employee directors, will be considered approved if a majority of the votes cast vote "for" the proposal. A majority of votes cast means that the number of votes "for" the proposal exceeds the number of votes "against" the proposal. With respect to Proposal 4, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

•

With respect to Proposal 5, the non-binding stockholder proposal requesting that we adopt a policy that the Chairperson of the Board must be an independent director will be considered approved by the affirmative vote of a majority of the shares present and entitled to vote on the matter. With respect to Proposal 5, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1, 3, 4 or 5, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the

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absence of your instruction. Please instruct your broker so your vote can be counted.

Voting Matters

Proposal	Board Vote Recommendation
Proposal 1: Election of Directors	FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	FOR
Proposal 3: Advisory Vote to Approve 2016 Executive Compensation	FOR
Proposal 4: Vote to Approve Amendments to our 1999 Omnibus Plan	FOR
Proposal 5: Non-Binding Stockholder Proposal Requesting an Independent Chairman Policy	AGAINST

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•

filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

•

filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

•

attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name and present such proxy to us in order to vote at the meeting.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers or other regular employees may also solicit proxies by telephone, in-person or otherwise. We will not additionally compensate directors, officers or other regular employees for these services. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies, and we currently expect to pay Innisfree approximately $15,000 for its services, though the fees could be significantly more if we decide to use its services more extensively.

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How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, in accordance with our security procedures, you will be asked to sign in and present picture identification (e.g., a driver’s license or passport) to enter the meeting. You should plan on arriving early as the meeting will start promptly at 10:00 a.m. local time. The meeting will be held at the Nasdaq MarketSite, 4 Times Square, New York, New York 10036. Please enter through the Nasdaq entrance on the corner of 43rd Street and Broadway Avenue (shown in the photo below).

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APPENDIX A	UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
		Year Ended December 31,		Three Years Ended December 31,
(In thousands)		2017	2016	2017	2014
GAAP Net income applicable to common stockholders		$2,340,765	$2,134,987	$7,027,112	$5,733,982
(a)	Charges (credits) related to travel transaction tax rulings	(12,312)	—	(42,371)	30,365
(b)	Litigation settlement	19,300	—	19,300	—
(c)	Acquisition costs	—	—	—	6,444
(d)	Depreciation and amortization	362,774	309,135	944,403	390,936
(e)	Impairment of goodwill	—	940,700	940,700	—
(d)	Interest income	(157,194)	(94,946)	(307,869)	(21,960)
(d)	Interest expense	253,976	207,900	622,105	233,706
(f)	Loss on early extinguishment of debt	2,366	—	2,369	32,931
(g)	Impairment of cost-method investments	—	63,208	63,208	—
(d)	Income tax expense	2,057,557	578,251	3,212,768	1,309,266
(d)	Net income attributable to noncontrolling interests	—	—	—	4,606
Adjusted EBITDA		$4,867,232	$4,139,235	$12,481,725	$7,720,276
(a)

Adjustment for charges and credits associated with judgments, rulings and settlements for travel transaction tax proceedings (including estimated interest and penalties), principally in the State of Texas in 2017, the State of Hawaii in 2015, and the State of Hawaii and the District of Columbia in 2013, are recorded in Cost of revenues.

(b)

Adjustment for patent litigation settlement expense is recorded in General and administrative expense.

(c)

Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.

(d)

Amounts are excluded from Net income to calculate Adjusted EBITDA.

(e)

Impairment of goodwill is recorded in Operating expenses and relates to OpenTable.

(f)

Loss on early debt extinguishment is recorded in Interest expense and Foreign currency transactions and other.

(g)

Impairment of cost-method investments is recorded in Other income (expense) and principally relates to our investment in Hotel Urbano.

For a more detailed discussion of the adjustments described above, please see “Non-GAAP Financial Measures” on page 87.

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Non-GAAP Financial Measures

Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, gains and losses on early debt extinguishment, net income and loss attributable to noncontrolling interests and income taxes and is adjusted to exclude significant charges or credits associated with judgments, rulings, and/or settlements related to travel transaction tax (e.g. hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, significant acquisition costs, significant charges related to the impairment of goodwill, significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments.

Adjusted EBITDA is a “non-GAAP financial measure,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP metric is not intended to represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from adjusted EBITDA, but included in the calculation of its closest GAAP equivalent, are significant components of our consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.

We also use adjusted EBITDA and other non-GAAP financial measures for financial and operational decision-making. We believe that these non-GAAP financial measures are useful for analysts and investors to evaluate our ongoing operating performance because they facilitate comparison of our current period and projected next-period results to those of prior periods and to those of our competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by us).

We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period financial results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP in the United States.

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APPENDIX B	FORM OF PROXY CARD

BOOKING HOLDINGS

BOOKING HOLDINGS INC.
ATTN: GERI JACKSON
800 CONNECTICUT AVENUE
NORWALK, CT 06854

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E46490-P06449

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOOKING HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect thirteen directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy M. Armstrong
02) Jeffery H. Boyd
03) Jeffrey E. Epstein
04) Glenn D. Fogel
05) Mirian Graddick-Weir
06) James M. Guyette
07) Robert J. Mylod, Jr.
08) Charles H. Noski
09) Nancy B. Peretsman
10) Nicholas J. Read
11) Thomas E. Rothman
12) Craig W. Rydin
13) Lynn M. Vojvodich

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement & Annual Report are available at www.proxyvote.com.

E46491-P06449

BOOKING HOLDINGS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2018

The undersigned hereby appoints DAVID I. GOULDEN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Booking Holdings Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Booking Holdings Inc. to be held on Thursday, June 7, 2018 at 10:00 a.m. local time at the Nasdaq MarketSite, 4 Times Square, New York, NY 10036, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

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APPENDIX C	BOOKING HOLDINGS INC. 1999 OMNIBUS PLAN (AS AMENDED AND RESTATED EFFECTIVE JUNE 7, 2018)

1.

Establishment and Purpose.

The Priceline Group Inc. 1999 Omnibus Plan is hereby amended and restated in its entirety, and renamed to be the Booking Holdings Inc. 1999 Omnibus Plan (the “Plan”), effective as of June 7, 2018. The Plan is intended to promote the interests of Booking Holdings Inc. (the “Company”) by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

2.

Definitions.

As used in the Plan and any Agreement, the following definitions apply to the terms indicated below (unless otherwise defined in an Agreement):

(a)

“Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)

“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award. The Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(c)

“Award” shall mean any Option, Restricted Stock or Other Stock-Based Award granted under the Plan.

(d)

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)

“Board” shall mean the Board of Directors of the Company.

(f)

“Cause” shall mean (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (iii) the commission by the Participant of a felony; (iv) the commission by the Participant of a crime against the Company which is materially injurious to the Company; (v) the Participant’s willful and material violation of any Company code of conduct; (vi) the Participant’s material breach of any non-competition, non-solicitation, or other restrictive covenant that the Participant enters into with the Company or a Subsidiary; or (vii) the Participant’s willful and material breach of any confidentiality agreement that the Participant enters into with the Company or a Subsidiary. For purposes of this Section 2(f), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

(g)

“Change in Control” shall mean the occurrence of any one of the following events:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 2(g)(i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in Section 2(g)(iii));

(ii)

individuals who, on the date an Award is granted (the “Grant Date”), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)

the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in

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the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than 35, a Change in Control of the Company shall then be deemed to occur.

(h)

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)

“Committee” shall mean (i) with respect to the application of this Plan to employees and consultants, a committee established by the Board, which committee shall be intended to consist of two or more Non-Employee Directors, each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act, and (ii) with respect to the application of this Plan to Non-Employee Directors, the Board.

(j)

“Company” shall mean Booking Holdings Inc., a corporation organized under the laws of the State of Delaware, or any assign or successor thereto as provided in Section 32 hereof.

(k)

“Director” shall mean a member of the Board.

(l)

“Disability” shall mean (i) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company or an Affiliate and applicable to him or her; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of Employment, disability within the meaning of Section 22(e)(3) of the Code, or (iii) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

(m)

“Effective Date” shall mean June 7, 2018.

(n)

“Employment” shall mean the employment, directorship or consultancy of a Participant with the Company, its parent or a Subsidiary.

(o)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(p)

“Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

(q)

“Fair Market Value” of a share of Stock as of a particular date shall mean the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange.

(r)

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(s)

“Issue Date” shall mean the date established by the Company on which certificates representing Restricted Stock, if issued, shall be issued by the Company or the date when Restricted Stock is transferred pursuant to the terms of Section 8(e).

(t)

“Non-Employee Director” shall mean a member of the Board who is not a current employee of the Company.

(u)

“Non-Qualified Option” shall mean an Option other than an Incentive Stock Option.

(v)

“Option” shall mean an option to purchase a number of shares of Stock granted pursuant to Section 7.

(w)

“Other Stock-Based Award” shall mean an award granted pursuant to Section 9 hereof.

(x)

“Partial Exercise” shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

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(y)

“Participant” shall mean (i) an employee, consultant or Non-Employee Director of the Company or a Subsidiary to whom an Award is granted hereunder and (ii) any such person’s successors, heirs, executors and administrators, as the case may be, in such capacity.

(z)

“Performance Goals” shall mean performance goals approved by the Committee, which may be based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings, (v) earnings before interest, taxes, depreciation and/or amortization, (vi) book value per share, (vii) sales or revenues, (viii) operating expenses, (ix) margins, (x) market share, (xi) gross bookings, (xi) hotel/accommodation room nights, or (xii) price appreciation or other measurement of the change in value of a share of Stock. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(aa)

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock, or (v) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

(bb)

“Plan” shall mean the Booking Holdings Inc. 1999 Omnibus Plan, as amended from time to time.

(cc)

“Restricted Stock” shall mean a share of Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Sections 8(b) and 8(c).

(dd)

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(ee)

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ff)

“Stock” shall mean shares of the common stock, par value $.008 per share, of the Company.

(gg)

“Subsidiary” shall mean any corporation, company, partnership, joint venture, unincorporated association or other entity in an unbroken chain of corporations (or other entities) beginning with the Company if, at the time of granting of an Award, each of the corporations, companies, partnerships, joint ventures, unincorporated associations or other entities (other than the last corporation or other entity in the unbroken chain) owns stock (or other ownership interests) possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other corporations, companies, partnerships, joint ventures, unincorporated associations (or other entities) in the chain; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall mean any corporation in which the corporation owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

(hh)

“Vesting Date” shall mean the date established by the Committee on which Restricted Stock may vest.

3.

Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 11,595,833 shares, 9,195,833 of which are shares authorized and available under the Plan prior to June 6, 2013 and 2,400,000 of which are additional shares that were authorized and available as of June 6, 2013 pursuant to the Plan, subject to adjustment as provided herein. No more than 1,250,000 shares of Stock may be awarded in respect of Options, no more than 416,666 shares of Stock may be awarded in respect of Restricted Stock and no more than 833,334 shares of Stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan, which amounts shall be subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Subject to Section 17(b), if any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan and pursuant to the terms of Sections 8(a) and 9.

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Notwithstanding anything to the contrary contained herein: (a) shares of Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate plan limit described above; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligations shall not be added to the aggregate plan limit described above; and (c) shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above.

Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued under this Plan and in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

4.

Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, to the extent permitted by law, delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of Employment or otherwise adjust any of the terms of such Option, (b) accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock and (c) otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 10 hereof shall govern the vesting and exercisability schedule of any Award granted hereunder.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.

Eligibility.

Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries, who may receive an “incentive stock option” under Section 422 of the Code. All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

6.

Awards Under the Plan; Non-Employee Director Grants and Compensation Limit; Agreements

(a)

Grants. The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Participants in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion.

(b)

Non-Employee Director Grants and Compensation Limit. The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Non-Employee Directors in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion; provided, however, that no Participant who is a Non-Employee Director may receive compensation in the form of a grant of an Award (calculating the value of any such Award based on the grant date fair value for financial reporting purposes), cash, or other property, or a combination thereof for his or her service as a Non-Employee Director in any one calendar year in excess of $750,000. If a Non-Employee Director

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subsequently becomes an employee of the Company while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of Employment will not be affected thereby. Pursuant to this Section 6(b) and pursuant to procedures established by the Committee, Non-Employee Directors may be awarded all or any portion of their annual retainer, meeting fees or other fees in shares of Stock, restricted stock, or other awards under the Plan in lieu of cash.

(c)

Agreements. Each Award granted under the Plan shall be evidenced by an Agreement that shall contain such provisions as the Committee may, in its sole and absolute discretion, deem necessary or desirable.

7.

Options.

(a)

Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)

Exercise Price. Each Agreement with respect to an Option shall set forth the exercise price per share of Stock payable by the Participant to the Company upon exercise of the Option. The exercise price per share of Stock shall be determined by the Committee; provided, however, that in no case shall an Option have an exercise price per share of Stock that is less than the Fair Market Value of a share of Stock as of the date on which the Option is granted.

(c)

Term and Exercise of Options.

(i)

Each Agreement with respect to an Option shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Option or installments thereof will become exercisable. A grant of an Option may provide for the earlier exercise of such Option in the event of a Change in Control. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant. Furthermore, no Option granted under this Plan shall provide for the payment of any dividends or dividend equivalents to a Participant.

(ii)

An Option may be exercised for all or any portion of the Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)

Each Agreement with respect to an Option shall specify whether the payment for Stock purchased upon the exercise of an Option shall be made by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or by wire transfer of immediately available funds; (B) in Stock owned by the Participant valued at their Fair Market Value on the effective date of such exercise; or (C) by such other provision as the Committee may from time to time authorize.

(iv)

To the extent permitted by law, any grant of an Option may provide for deferred payment of the exercise price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(v)

Stock purchased upon the exercise of an Option shall be in the name of the Participant or other person entitled to receive such Stock and transferred or delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)

Limitations on Incentive Stock Options.

(i)

To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)

No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (A) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)

Effect of Termination of Employment. If permitted by Section 409A of the Code, in the event that the Employment of a Participant shall terminate on account of death, Disability, retirement, Change in Control, or termination without Cause (or other special circumstances as determined by the Committee, including termination for good reason), the Committee may, in its sole discretion, accelerate the time at which an Option may be exercised. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

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8.

Restricted Stock.

(a)

Issue Date and Vesting Date. At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the Participant is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8(e). Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 8(c) shall lapse. If the vesting conditions are based only on the passage of time, the Vesting Date for the Restricted Stock awarded after June 6, 2013 shall occur at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause or other special circumstances (including termination for good reason as determined by the Committee). The Committee may also grant Restricted Stock with vesting conditions that do not meet the requirements set forth in the preceding sentence so long as the aggregate amount of such Restricted Stock awarded under this Plan, when taken together with any Other Stock-Based Awards granted pursuant to the last sentence of Section 9, may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

(b)

Conditions to Vesting. At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

(c)

Restrictions on Transfer Prior to Vesting. Prior to the vesting of any Restricted Stock, no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

(d)

Dividends on Restricted Stock. The Committee will require that any dividends or distributions paid on Restricted Stock be subject to the same restrictions as apply to the Restricted Stock and be held in escrow until all restrictions on such Restricted Stock have lapsed.

(e)

Book Entry; Issuance of Certificates. Unless otherwise directed by the Committee, (i) any certificates representing shares of Stock issued, together with the powers relating to the Restricted Stock evidenced by such certificate, shall be held by the Company until all restrictions have lapsed or (ii) all shares of Restricted Stock shall be held at the Company’s transfer agent or broker for the Plan in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

(f)

Consequences of Vesting. Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) shall lapse with respect to such Restricted Stock, and reasonably promptly after any Restricted Stock vests, the Company shall cause the shares of Restricted Stock to be free and clear of any restrictions.

(g)

Effect of Termination of Employment.

(i)

Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s Employment for any reason other than Cause, any and all Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.

(ii)

In the event of the termination of a Participant’s Employment for Cause, all shares of Restricted Stock granted to such Participant that have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Stock.

(h)

Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Participants may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals with a performance period of at least one year pre-established by the Committee.

9.

Other Stock-Based Awards

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Stock (“Other Stock-Based Awards”) may be granted either alone or in addition to other Awards under the Plan. Other Stock-Based Awards may include, without limitation, Awards commonly referred to as restricted stock units, deferred shares or deferred share units, performance shares or performance share units, or stock appreciation rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including the attainment of Performance Goals. If the vesting conditions are based only on the passage of time, Other Stock-Based Awards awarded after June 6, 2013 shall vest at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, or termination without Cause (or other special circumstances as determined by the Committee, including termination for good reason). Notwithstanding the foregoing, if the vesting conditions are based on the attainment of Performance Goals, Other

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Stock-Based Awards shall vest at least one year from the date of grant, except that vesting may occur earlier in case of death, Disability, retirement, Change in Control, or termination without Cause (or other special circumstances as determined by the Committee, including termination for good reason). The Committee may also grant Other Stock-Based Awards with vesting conditions that do not meet the requirements set forth in the preceding two sentences so long as the aggregate amount of such Other Stock-Based Awards awarded under this Plan, when taken together with any Restricted Stock granted under this Plan that do not meet the requirements set forth in the fifth sentence of Section 8(a), may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

10.

Change in Control.

Notwithstanding anything in the Plan to the contrary, with respect to any Award made under this Plan, no acceleration of exercisability, vesting or lapsing shall occur on a Change in Control except to the extent, if any, provided in the specific Award Agreement or as otherwise determined by the Committee or the Board. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the Company or other person effecting the Change in Control, in his, her, or its discretion, deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or, in the case of Options, the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (a) the Fair Market Value of those shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor, and (b) the Fair Market Value of those shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor.

Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each holder of an Option shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

11.

Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of such shares of Stock. Except as otherwise expressly provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights prior to the date such shares of Stock are issued.

12.

No Special Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of Employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

13.

Securities Matters.

(a)

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan or record the Stock in book entry form unless and until the Company is advised by its counsel that the issuance and delivery of such certificates or their notation in book entry form is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof or the notation of such shares of Stock in book entry form, that the recipient of such shares of Stock make such agreements and representations, and that such certificates or book entry bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)

The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

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14.

Withholding Taxes.

To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, it will be a condition to the receipt of such payment or the realization of such benefit that such taxes or other amounts be withheld from such payment or benefit or paid by such Participant or other person, as determined or provided for by the Committee. With respect to such benefits that are to be received in the form of shares of Stock, the Committee will cause the applicable Agreement to specify the manner or manners in which the withholding or payment of such taxes or other amounts will be effected by or on behalf of such Participant or other person, which manner or manners may include, as provided for by the Committee, (a) withholding from the shares of Stock required to be delivered to the Participant a number of shares of Stock having a value equal to the amount required to be withheld or (b) permitting the Participant to deliver to the Company other shares of Stock already held by the Participant with a value equal to any amount required to be withheld. Any shares of Stock used for purposes of such withholding or payment will be valued based on the fair market value of such shares on the date on which the benefit or payment is to be included in the Participant’s income. In no event will the fair market value of any shares of Stock withheld or delivered pursuant to this Section 14 exceed the maximum amount required to be withheld. Participants will also make such arrangements as the Committee may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Stock acquired upon the exercise of Options.

15.

Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

16.

Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

17.

Amendment or Termination of the Plan.

(a)

The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of shares which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Stock is traded or quoted. Awards may be granted under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

(b)

The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce its exercise price. Furthermore, no Option will be cancelled and replaced with awards having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 3 of this Plan and any payments made in connection with a Change in Control contemplated in Section 10 of this Plan.

18.

Transfers Upon Death; Nonassignability.

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award. In no event shall any outstanding Award under this Plan be transferred for value.

During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (i) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (ii) such Option is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including,

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but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

19.

Clawback Policy.

Any Agreement may provide for an Award to be subject to any clawback policy of the Company that may be in effect from time to time or is required under any applicable law or rules and regulations of the national securities exchange or national securities association on which shares of Stock may be traded.

20.

Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Company, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.

Effective Date and Term of Plan.

The Plan became effective on the Effective Date and, unless earlier terminated by the Board, the right to grant Awards under the Plan will terminate on April 22, 2023. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

22.

Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

23.

Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by any award until the date of the issuance of such shares of Stock.

24.

Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

25.

Beneficiary.

The Committee may provide that, to the extent acceptable under applicable law, a Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

26.

Interpretation.

The Plan is designed and intended to comply with Rule l6b-3, and all provisions hereof shall be construed in a manner to so comply.

27.

Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

28.

Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

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(c)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the first month after such six-month period.

(d)

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

29.

Non-U.S. Participants.

In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by, or provide services to, the Company or any Subsidiary outside of the United States of America or who provide services to the Company or a Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan (including, without limitation, sub-plans) as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

30.

Contrary to Law.

No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

31.

Leave of Absence.

Absence on leave approved by a duly authorized representative of the Company or any Subsidiary shall not be considered an interruption or termination of service of any employee for any purpose of this Plan or Awards granted hereunder unless otherwise (a) set forth in any applicable leave of absence policy or program of the Company or any Subsidiary or (b) agreed to by the employee as a condition to the leave of absence.

32.

Successors and Assigns.

All obligations of the Company under the Plan and with respect to Awards will be binding on any assign or successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the “Company” in the Plan and in any Agreement will be deemed to refer to such assigns or successors.

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CORPORATE OFFICES

Booking Holdings

800 Connecticut Avenue

Norwalk, CT 06854

+1 203 299 8000

DIRECTORS

Tim Armstrong

Jeffery H.Boyd

Jan L. Docter

Jeffrey E.Epstein

Glenn D. Fogel

James M. Guyette

Robert J. Mylod Jr.

Charles H. Noski

Nancy B. Peretsman

Thomas E. Rothman

Craig W. Rydin

Lynn M. Vojvodich

EXECUTIVE OFFICERS

Jeffery H. Boyd

Executive Chairman

Glenn D. Fogel

President and Chief Executive Officer

David I. Goulden

Chief Financial Officer and Executive Officer Vice President

Gillian Tans

President and Chief Executive Officer, Booking.com

Peter J. Millones

Executive Vice President and General Counsel

TRANSFER AGENT

American Stock Transfer

& Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

STOCK LISTING

The Nasdaq Stock Market

Ticker Symbol: BKNG